UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.          )
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Pentair, Inc.

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PENTAIR, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 3, 2007
To our Shareholders:
         Our Annual Meeting of Shareholders will be held at the Cinema Art Theater of the Walker Art Center, 1750 Hennepin Avenue South, Minneapolis, Minnesota, on Thursday, May 3, 2007, at 10:00 a.m., for the following purposes:
1.	to elect four directors;

2.	to amend our Articles of Incorporation to adopt a majority voting standard for the election of directors;

3.	to amend our Articles of Incorporation and our By-Laws to provide for the election of up to eleven directors;

4.	to vote upon a proposal put forth by one of our shareholders that we add sexual orientation to our written non-discrimination policy;

5.	to vote upon a proposal put forth by one of our shareholders that we issue a sustainability report to shareholders;

6.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007;
and to transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting. We are not aware of any items of other business to be presented at the Annual Meeting.
          The Board of Directors has fixed the close of business on March 5, 2007 as the record date for determining the shareholders entitled to vote at the Annual Meeting. Accordingly, you are only entitled to vote if you are a shareholder of record at the close of business on that date. Our transfer books will not be closed.

By Order of the Board of Directors

Louis L. Ainsworth, Secretary

Golden Valley, Minnesota
March 23, 2007
IMPORTANT: Your vote is very important. To legally hold an Annual Meeting, a majority of the outstanding shares must be in attendance. We encourage you to vote your proxy as soon as possible. You may vote by Internet or telephone as described in the voting instructions on the proxy; or date, sign and return the proxy in the enclosed envelope. You may vote in person at the Annual Meeting even if you submit your proxy by Internet, phone or mail.

Proxy Statement for the
Annual Meeting of Shareholders of
PENTAIR, INC.
To Be Held on Thursday, May 3, 2007

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS OF
PENTAIR, INC.
TO BE HELD ON THURSDAY, MAY 3, 2007
Solicitation
          This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders are being mailed on or about March 26, 2007. Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. The Board is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.
What is a proxy?
          A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting your proxy by submitting the enclosed proxy card, by telephone or over the Internet, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card.
Why did I receive more than one proxy card?
          You will receive multiple proxy cards if you hold your shares in different ways (for example, joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards or otherwise vote your proxy as indicated in the materials you receive with this Proxy Statement. You should vote your proxy for each separate account you have.
Voting Information
Who is qualified to vote?
          You are qualified to receive notice of the Annual Meeting and to vote if you own shares of our Common Stock at the close of business on our record date of March 5, 2007.
How many shares of Common Stock may vote at the Annual Meeting?
          As of March 5, 2007, there were 100,073,935 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented.
What is the difference between a “shareholder of record” and a “street name” holder?
          These terms describe how your shares are held. If your shares are registered directly in your name with Wells Fargo Bank, N.A., our transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.
How do I vote my shares?
          If you are a “shareholder of record”, you have three choices. You can vote your proxy:
•	by mailing in the enclosed proxy card;

•	over the telephone; or

•	via the Internet.
          Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder.
          If you hold your shares in “street name”, your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Annual Meeting?
          If you are a “shareholder of record”, you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name”, you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.
What are the Board’s recommendations on how I should vote my shares?
          The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of three nominees for election to our Board with terms expiring at the 2010 Annual Meeting of Shareholders.

Proposal 2 —	FOR the amendment of our Articles of Incorporation to adopt a majority voting standard for the election of directors.

Proposal 3 —	FOR the amendment of our Articles of Incorporation and By-Laws to provide for the election of up to eleven directors.

Proposal 4 —	AGAINST a shareholder proposal that we add sexual orientation to our written non-discrimination policy.

Proposal 5 —	AGAINST a shareholder proposal that we issue a sustainability report to shareholders.

Proposal 6 —	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.
What are my choices when voting?
          Proposal 1 — You may cast your vote in favor of electing the nominees as directors, or you may withhold your vote on one or more nominees.
          Proposals 2, 3, 4, 5 and 6 — You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares.
How would my shares be voted if I do not specify how they should be voted?
          If you submit your proxy without indicating how you want your shares to be voted, the persons named on the proxy card will vote your shares according to the Board’s recommendations that are listed above.
          As to any other business that may properly come before the Annual Meeting, the persons named on the proxy card will vote in accordance with their best judgment. We do not presently know of any other business.
How many shares of Common Stock constitute a quorum for the Annual Meeting?
          A majority of the shares of Common Stock outstanding as of March 5, 2007, will constitute a quorum at the Annual Meeting.
What vote is required to approve each proposal?
          Proposals 1, 4, 5 and 6 each require the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
          Proposals 2 and 3 each require the affirmative vote of at least 60% of those shares entitled to vote at the Annual Meeting, so long as the negative vote of those shares entitled to vote at the Annual Meeting does not exceed 25%.
How are abstentions and broker non-votes treated?
          Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Minnesota law and our Articles of Incorporation provide that abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but that abstentions are not treated as votes in favor of proposals voted upon at the Annual Meeting. For proposals 1, 4, 5 and 6, broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders. For proposals 2 and 3, abstentions and broker non-votes are counted neither as votes for the proposal with respect to the 60% approval requirement nor as negative votes with respect to the 25% disapproval limitation.

Can I change my vote after I have submitted my proxy?
          You may revoke your proxy by doing one of the following:
•	by sending a written notice of revocation to our Secretary that is received before the Annual Meeting, stating that you revoke your proxy;

•	by delivering a later-dated proxy by telephone, on the Internet, or in writing so that it is received before the Annual Meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the Annual Meeting and voting your shares in person.
Who will count the votes?
          Representatives from Wells Fargo Bank, N.A., our transfer agent, will count the votes and serve as our Inspectors of Election. The Inspectors of Election will be present at the Annual Meeting.
Who pays the cost of this proxy solicitation?
          We pay the costs of soliciting proxies sought by the Board. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our Common Stock. Morrow & Co., 470 West Avenue, Stamford, Connecticut, is assisting us in the solicitation of proxies at a cost to us of $8,500, plus expenses. Votes are tabulated by our stock transfer agent, Wells Fargo Bank, N.A.

CORPORATE GOVERNANCE MATTERS
Board Governance
          The Board has adopted and regularly reviews and, if appropriate, revises its Corporate Governance Principles and written charters for its Audit Committee, Compensation Committee, Governance Committee and International Committee in accordance with rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). We and our Board continue to be committed to the highest standards of corporate governance and ethics. The Board also adopted Pentair’s Code of Business Conduct and Ethics (“Code of Conduct”) and has designated it as the code of ethics for our Chief Executive Officer and senior financial officers. Copies of all of these documents are available, free of charge, on our website at www.pentair.com/code.html or in print to any shareholder who requests them in writing from our Secretary.
Independent Directors
          The Board determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with the NYSE rules for independence of directors and categorical standards of independence included in the Corporate Governance Principles which are attached as Appendix A. Based on these standards, at its meeting held on February 27, 2007, the Board affirmatively determined that each of the following non-employee directors and non-employee director nominees is independent and has no material relationship with us, except as a director or shareholder:

(1) Glynis A. Bryan	(6) Ronald L. Merriman
(2) Barbara B. Grogan	(7) William T. Monahan
(3) Charles A. Haggerty	(8) Karen E. Welke
(4) David A. Jones	(9) T. Michael Glenn
(5) Augusto Meozzi	(10) David H. Y. Ho
          In addition, based on the NYSE standards and categorical standards of independence included in the Corporate Governance Principles, the Board affirmatively determined that: (a) Randall J. Hogan is not independent because he is our Chief Executive Officer; and (b) Richard J. Cathcart is not independent because he is our employee.
          In determining the independence of directors, our Governance Committee considers circumstances where one of our directors also serves as a director or executive officer of a company that is our customer or supplier. The Governance Committee has reviewed each of these relationships, which are set forth below. In each case, the relationship involves sales to or purchases from the organization indicated which (i) amount to less than the greater of $1 million or 2% of that organization’s consolidated gross revenues during each of 2006, 2005 and 2004; and (ii) during all relevant years were not of an amount or nature that impeded the director’s exercise of independent judgment.

Director	Relationships Considered

Glynis A. Bryan	Former Chief Financial Officer, APL Logistics

Charles A. Haggerty	Director, Beckman Coulter, Inc.

Charles A. Haggerty	Director, Deluxe Corporation

William T. Monahan	Director, Hutchinson Technology, Inc.

William T. Monahan	Director, Novelis Inc.

William T. Monahan	Former Chief Executive Officer, Imation Corp.

Karen E. Welke	Director, Millipore Corporation

Shareholder and Other Stakeholder Communication with the Board
          If you are a shareholder or other stakeholder and wish to communicate with the Board, non-management directors as a group or any individual director, including the Lead Director, you may send a letter addressed to the relevant party, c/o Corporate Secretary, Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416. The Board has instructed the Secretary to forward such communications directly to the addressee(s).
Committees of the Board
          The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the International Committee. The International Committee meets once or twice a year. The other committees generally hold meetings when the Board meets and additionally as needed. Management representatives attend each committee meeting. Independent directors generally also meet in executive session without management present.
Audit Committee

Role:	The Audit Committee is responsible, among other things, for assisting the Board with oversight of our accounting and financial reporting processes and audits of our financial statements. These responsibilities include the integrity of the financial statements, compliance with legal and regulatory requirements, the independence and qualifications of our external auditor and the performance of our internal audit function and of the external auditor. The Audit Committee is directly responsible for the appointment, compensation, terms of engagement (including retention and termination) and oversight of the work of the external auditor. The Audit Committee holds meetings periodically with our independent and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with our policies.

Meetings:	The Audit Committee held nine meetings in 2006.

Members:	The members of the Audit Committee are Ronald L. Merriman (Chair), Glynis A. Bryan, Augusto Meozzi and Karen E. Welke. All members have been determined to be independent under SEC and NYSE rules. Mr. Merriman is a member of the audit committees of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation, each of which is a publicly-traded company. The Board has determined that Mr. Merriman’s service on the audit committees of three other public companies does not impair his ability to effectively serve on our Audit Committee.

Report:	You can find the Audit Committee Report on page 47 of this Proxy Statement.

Charter:	You can find the Audit Committee Charter at: www.pentair.com/audit.html.

Financial Experts:	The Board has unanimously determined that all members of the Audit Committee are financially literate under NYSE rules and at least one member has financial management expertise. In addition, the Board has determined that all members of the Audit Committee qualify as “audit committee financial experts” under SEC regulations.

Compensation Committee

Role:	The Compensation Committee sets and administers the policies that govern executive compensation. This includes establishing and reviewing executive base salaries, administering the Management Incentive Plan and the Executive Officer Performance Plan and administering equity-based compensation under the Omnibus Stock Incentive Plan. The Compensation Committee also sets the Chief Executive Officer’s compensation based on the Board’s annual evaluation of the Chief Executive Officer’s performance. The Committee has engaged Buck Consultants, a human resources consulting firm, to aid the Committee in its annual review of our executive and director compensation programs for continuing appropriateness and reasonableness and to make recommendations regarding executive officer and director compensation levels and structures. In reviewing our compensation programs, the Compensation Committee also considers other sources to evaluate external market, industry and peer company practices. A more complete description of these practices can be found on pages 12, 13 and 14 of this Proxy Statement under the headings “Compensation Committee Practices,” “Role of Executive Officers in Compensation Decisions” and “Comparative Framework” in the Compensation Discussion and Analysis section of this Proxy Statement.

Meetings:	The Compensation Committee held six meetings during 2006.

Members:	The members of the Compensation Committee are William T. Monahan (Chair), Barbara B. Grogan, Charles A. Haggerty and David A. Jones. All members have been determined to be independent under NYSE rules.

Report:	You can find the Compensation Committee Report on page 23 of this Proxy Statement.

Charter:	You can find the Compensation Committee Charter at: www.pentair.com/compensation.html.

Governance Committee

Role:	The Governance Committee is responsible, among other things, for identifying individuals qualified to become directors and recommending nominees to the Board for election at annual meetings of shareholders. In addition, the Governance Committee monitors developments in director compensation and, as appropriate, recommends changes in director compensation to the Board. The Governance Committee is also responsible for developing and recommending to the Board corporate governance principles applicable to us. Finally, the Governance Committee oversees public policy matters and compliance with our Code of Conduct.

Meetings:	The Governance Committee held five meetings in 2006.

Members:	The members of the Governance Committee are Barbara B. Grogan (Chair), Charles A. Haggerty, David A. Jones and William T. Monahan. All members have been determined to be independent under NYSE rules.

Charter:	You can find the Governance Committee Charter at: www.pentair.com/governance.html.

International Committee

Role:	The International Committee reviews our operations outside North America and assists management in formulating growth, development and organizational strategies for our international business divisions.

Meetings:	The International Committee held one meeting in 2006.

Members:	The members of the International Committee are Augusto Meozzi (Chair), Richard J. Cathcart, Barbara B. Grogan, Charles A. Haggerty, Randall J. Hogan, William T. Monahan and Karen E. Welke.

Charter:	You can find the International Committee Charter at: www.pentair.com/international.html.
Compensation Committee Interlocks and Insider Participation
          During 2006, we did not employ any member of the Compensation Committee as an officer or employee and there were no interlock relationships.
Policies and Procedures Regarding Related Person Transactions
     In February 2007, our Board adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	a “related person” means any of our directors, executive officers or five-percent shareholders or any of their immediate family members; and

•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.
     Potential related person transactions must be brought to the attention of the Governance Committee directly or to the General Counsel for transmission to the Governance Committee. Disclosure to the Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer or director becomes aware of the related person transaction. The Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of a number of factors, including the following:
•	whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with any of our directors, executive officers or five-percent shareholders;

•	whether there are demonstrable business reasons for us to enter into the related person transaction;

•	whether the related person transaction could impair the independence of a director under the Corporate Governance Principles’ standards for director independence; and

•	whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.
     We had no related person transactions during 2006. To our knowledge, no related person transactions are currently proposed.

PROPOSAL 1
Election of Certain Directors
Information About Directors
Board Composition
          Our Articles of Incorporation and By-Laws currently provide for a Board of ten members. The Board is divided into three classes with directors serving three-year terms. The beginning date for each term is staggered so that, in any particular year, the term of only one class expires. Vacancies may be filled through appointment by the Board or through election by shareholders at a special meeting of shareholders called for that purpose. Any director appointed by the Board is required to stand for election at the next annual meeting of shareholders or next special meeting of shareholders called for that purpose. There were no such appointments in 2006.
Directors’ Attendance
          The Board held eight meetings in 2006. In five of those meetings, the independent directors also met in executive session, without management, Mr. Hogan or Mr. Cathcart present. Charles A. Haggerty has been appointed by the Board as its Lead Director. Mr. Haggerty acts as its presiding director for all executive sessions of the non-employee directors. All directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the Committees on which they served during the fiscal year ended December 31, 2006. We expect our directors to attend our annual meetings of shareholders. All of the directors attended the annual meeting of shareholders in May 2006.
Director Qualifications
          The Governance Committee searches for qualified candidates to be a director, reviews the qualifications of each candidate and recommends to the Board the names of qualified candidates to be nominated for election or re-election as directors. The Board reviews the candidates recommended by the Governance Committee and nominates candidates for election or re-election by the shareholders. The Governance Committee recognizes that the contribution of the Board will depend both on the character and capacities of the directors taken individually and on their collective strengths. With this in mind, the Governance Committee evaluates candidates in light of a number of criteria. Directors are chosen with a view to bringing to the Board a variety of experience and backgrounds and establishing a core of business advisers with financial and management expertise. The Governance Committee also considers candidates who have substantial experience outside the business community, such as in the public, academic or scientific communities.
          When they consider possible candidates for appointment or election as directors, the Governance Committee and the Board are also guided by the following principles:
•	each director should be chosen without regard to sex, race, religion or national origin;

•	the Corporate Governance Principles and the rules adopted by the SEC and the NYSE require that at least a majority of the Board consist of independent directors;

•	each director should possess the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	each director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	each director should possess substantial and significant experience which would be of particular importance to us in the performance of the duties of a director and would increase the diversity of experience, expertise and training of the Board taken as a whole;

•	each director should have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director; and

•	each director should be committed to enhancing long-term shareholder value and be willing and able to represent the balanced, best interests of the shareholders as a whole rather than the interests of a special interest group or constituency.
     In 2006, the Governance Committee retained two independent consultants to advise it and to assist the Committee in recruiting candidates for two vacancies on the Board anticipated as a result of the pending expiration of the terms of directors Augusto Meozzi and Karen E. Welke. The Committee solicited the other members of the Board to identify other qualified candidates and to assist in recruitment of potential nominees. The Committee identified and interviewed a number of candidates proposed by these firms and by other directors. Both nominees included in the Board’s proxy card were initially recommended by non-management directors.

Shareholder Nominees
           Shareholders submitted no candidates for nomination for election as a director to the Governance Committee in connection with the 2007 Annual Meeting. According to our By-Laws, a shareholder must give advance notice and furnish certain information in order to submit a nomination for election as a director. Any shareholder who wishes to present a candidate for consideration by the Governance Committee should send a letter identifying the name of the candidate and summary of the candidate’s qualifications, along with the other supporting documentation described in Article 1, Section 10 of our By-Laws, to the Governance Committee. This letter should be addressed c/o Corporate Secretary, Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416 no earlier than January 10, 2008 and no later than February 4, 2008 for consideration at the 2008 Annual Meeting. You can find a copy of our By-Laws on file with the SEC by searching the EDGAR archives at www.sec.gov/edgar/searchedgar/webusers.htm. You may also obtain a copy from us free of charge by submitting a written request to the Corporate Secretary, Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416.
Election of Directors
          The terms of directors Augusto Meozzi and Karen E. Welke expire at the Annual Meeting. Mr. Meozzi and Ms. Welke have each indicated that they will serve until the end of their terms but will not stand for election for another term. The Board, upon recommendation of the Governance Committee, has nominated four persons as candidates to be elected as directors at the upcoming Annual Meeting. The Board has nominated T. Michael Glenn and David H.Y. Ho and incumbent directors Glynis A. Bryan and William T. Monahan for three-year terms that expire at the 2010 Annual Meeting of Shareholders. Six directors have terms of office that do not expire at this time and will continue to serve their full terms.
Directors Standing For Election
          For a Three-Year Term Expiring at the 2010 Annual Meeting of Shareholders
T. Michael Glenn, nominee, age 51
          Since January 1998, Mr. Glenn has been the Executive Vice President — Market Development and Corporate Communications of FedEx Corporation. From June 1994 to January 1998, Mr. Glenn was Senior Vice President — Marketing and Corporate Communications of FedEx Express. Mr. Glenn is also a director of Deluxe Corporation.
David H. Y. Ho, nominee, age 47
          Since April 2004, Mr. Ho has been the President of Nokia China Investment Limited, the Chinese operating subsidiary of Finland-based Nokia Corporation, a multinational telecommunications company. Since January 2002, Mr. Ho has also served as Nokia China Investment Limited’s Senior Vice President, Networks — Greater China. Between 2000 and August 2001, Mr. Ho was the Senior Vice President and Chief Operating Officer of Nortel Networks China Limited, the Chinese operating subsidiary of Canada-based Nortel Networks Corporation, a multinational telecommunications company. Between 1998 and 1999, Mr. Ho was the Vice President and General Manager of Nortel Networks China Limited’s Greater China Wireless Solutions division. Prior to joining Nortel Networks China Limited, Mr. Ho spent 15 years working in the Chinese operating subsidiaries of multinational telecommunications companies in roles of increasing responsibility.
Glynis A. Bryan, director since 2003, age 48
          Since April 2005, Ms. Bryan has been the Executive Vice President and Chief Financial Officer of Swift Transportation Co., a holding company which operates the largest fleet of truckload carrier equipment in the United States. Between 2001 and March 2005, Ms. Bryan was the Chief Financial Officer of APL Logistics, the supply-chain management arm of Singapore-based NOL Group, a logistics and global transportation business. Prior to joining APL, Ms. Bryan spent 16 years with Ryder System, Inc., a truck leasing company, where she held a series of progressively responsible positions in finance. In her last assignment, Ms. Bryan was Senior Vice President of Ryder Capital Services, where she led the development of the firm’s capital services business. In 1999 and 2000, Ms. Bryan served as Senior Vice President and Chief Financial Officer of Ryder Transportation Services.
William T. Monahan, director since 2001, age 59
          Mr. Monahan serves as the Chair of the Compensation Committee. From November 1995 to May 2004, Mr. Monahan was Chairman of the Board of Directors and Chief Executive Officer of Imation Corp., a manufacturer of magnetic and optical data storage media. Mr. Monahan is also a director of Hutchinson Technology, Inc., The Mosaic Company and Novelis Inc.

Directors Not Standing For Election
With a Term Expiring at the 2008 Annual Meeting of Shareholders
Richard J. Cathcart, director since 2005, age 62
          Since February 2005, Mr. Cathcart has served as our Vice Chairman. He served as President and Chief Operating Officer of our Water Technologies Group from January 2001 until January 2005. He was Executive Vice President and President of our Water Technologies Group from February 1996 through December 2000 and Executive Vice President, Corporate Development from March 1995 through January 1996.
Barbara B. Grogan, director since 1996, age 59
          Ms. Grogan serves as the Chair of the Governance Committee. She was Chairman and President of Western Industrial Contractors, Inc., a company which she founded specializing in machinery erection and installation, from 1982 to 2004. Ms. Grogan was Chairman of the Board of Directors of the Federal Reserve Bank of Kansas City, Denver Branch, from 1989 to 1994, and currently is a director of the Committee for Economic Development, New York City and Volunteers of America, Colorado.
Ronald L. Merriman, director since 2004, age 62
          Mr. Merriman serves as the Chair of the Audit Committee. He is a Managing Director of Merriman Partners, a management advisory firm. He served as Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003; Executive Vice President of Carlson Wagonlit Travel, a global travel management firm, from 1999 to 2000 and Executive Vice President of Ambassador Performance Group, Inc., a publicly-traded travel services business, from 1997 to 1999. From 1967 to 1997, Mr. Merriman was employed by KPMG, a global accounting and consulting firm, where he ultimately served as a Vice Chair and member of the Executive Management Committee. He is also a director of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation.
With a Term Expiring at the 2009 Annual Meeting of Shareholders
Charles A. Haggerty, director since 1994, age 65
          Mr. Haggerty serves as the Lead Director. He is currently Chief Executive Officer of LeConte Associates, LLC, a consulting and investment firm. Mr. Haggerty joined Western Digital Corporation, a maker of hard disc drives, in June 1992, where he served as Chief Operating Officer until July 1993, as Chief Executive Officer and Chairman of the Board from July 1993 until he retired as Chief Executive Officer in January 2000 and as Chairman in June 2000. From 1964 to 1992, Mr. Haggerty served in various positions at International Business Machines Corporation. Mr. Haggerty is a director of Imation Corp., Beckman Coulter, Inc., Deluxe Corporation and LSI Corp.
Randall J. Hogan, director since 1999, age 51
          Since January 1, 2001, Mr. Hogan has been our Chief Executive Officer. Mr. Hogan became Chairman of the Board on May 1, 2002. From December 1999 through December 2000, Mr. Hogan was our President and Chief Operating Officer. From March 1998 to December 1999, he was Executive Vice President and President of our Electrical and Electronic Enclosures Group. From February 1995 to August 1997, he was President of the Carrier Transicold Division of United Technologies Corporation. From 1994 until 1995, he was Vice President and General Manager of Pratt & Whitney Industrial Turbines. From 1988 until 1994, he held various executive positions at General Electric. From 1981 until 1987, he was a consultant at McKinsey & Company.
David A. Jones, director since 2003, age 57
          Since 1996, Mr. Jones has been Chairman and Chief Executive Officer of Spectrum Brands, Inc. (formerly Rayovac Corporation), a global consumer products company with major businesses in batteries, lighting, shaving/grooming, personal care, lawn and garden, household insecticide and pet supply product categories. From 1996 to April 1998, he also served Rayovac as President. From 1995 to 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer, and Chairman of the Board of Directors of Thermoscan, Inc. From 1989 to 1994, he served as President and Chief Executive Officer of The Regina Company. Mr. Jones is also a director of Simmons Company.

          If elected, each of the four director nominees standing for election at the Annual Meeting will serve on the Board until the Annual Meeting in 2010. If any of the four nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies. Management has no reason to believe that any of the four nominees for election named below will be unable to serve.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
          The Compensation Committee (the “Committee”) of our Board sets and administers the policies that govern our executive compensation, including:
•	establishing and reviewing executive base salaries;

•	overseeing our annual incentive compensation plans;

•	overseeing our long-term equity-based compensation plan;

•	approving all bonuses and awards under those plans; and

•	annually approving and recommending to the Board all compensation decisions for executive officers, including those for the Chief Executive Officer and the other officers named in the Summary Compensation Table below (the “Named Executive Officers”).
          The Committee seeks to assure that compensation paid to the Named Executive Officers is fair, reasonable and competitive, and is linked to increasing long-term shareholder value. Only independent directors serve on the Committee.
Compensation Philosophy and Objectives
          The Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual, longer-term and strategic goals that create lasting shareholder value. The Committee evaluates both executive performance and executive compensation to attract and retain superior employees in key positions at compensation levels competitive in the marketplace. To achieve the objectives stated below, the Committee provides executive compensation packages containing both cash and equity-based compensation components that reward performance as measured against established goals. The Committee’s specific objectives include:
•	to motivate and reward executives for achieving financial and strategic objectives;

•	to provide rewards commensurate with individual and company performance;

•	to encourage innovation and growth;

•	to attract and retain top-quality executives and key employees; and

•	to align our employee and shareholder interests by encouraging employee stock ownership.
         To balance all these objectives, our executive compensation program uses the following elements:
•	base salary, to provide a fixed compensation level competitive in the marketplace;

•	annual incentive compensation plans, to reward short-term performance against specific financial targets;

•	long-term equity incentive compensation, to link management incentives to shareholder return; and

•	retirement, perquisites and other benefits, to attract and retain management and other employees over the longer term.
          We discuss each of these components below under the topic “2006 Program Elements” on page 14 of this Proxy Statement.
Compensation Committee Practices
          The Committee meets regularly to review, discuss and approve executive compensation and employee benefit plan matters. To ensure it is able to address all of its responsibilities, the Committee establishes an annual agenda at the beginning of each year. In 2006, the Committee held five regular meetings and one special meeting. The Committee has scheduled five regular meetings for 2007.

          Committee members generally receive written materials one week prior to each regularly scheduled meeting. In addition to the regularly scheduled meetings, the Committee holds additional meetings when necessary. At the close of each regularly scheduled Committee meeting, the Committee conducts an executive session without management present. When appropriate, the Committee also meets in executive session at the close of special meetings. At the Committee’s request, Buck Consultants, the Committee’s compensation consultant, reviews committee meeting materials and attends meetings.
          In making changes to our compensation programs, the Committee considers external market, industry and peer company practices. The Committee reviews each element of the executive compensation program annually for continuing appropriateness and reasonableness. In February each year, the Committee reviews and approves performance measures and related targets for our annual incentive program. When reviewing awards, the Committee considers our corporate performance against our peers for the year and the prior three-year period, as well as our corporate performance compared to our strategic objectives. The Committee reviews and approves all salary increases and stock incentive grants for officers in December and for other management employees in February. The Committee reviews and approves equity grants for newly hired and promoted employees as required throughout the year. Committee actions relating to executive salary, bonus and long-term compensation, as well as changes to our compensation programs, are submitted to the full Board for ratification and approval.
Role of Executive Officers in Compensation Decisions
          The Committee employs a formal rating process to evaluate the Chief Executive Officer’s performance. As part of this process, the Committee reviews financial and other relevant data related to the performance of the Chief Executive Officer at each meeting of the Board throughout the year. At the end of the year, each independent director provides an evaluation and rating of the Chief Executive Officer’s performance in various categories. The Committee Chair submits a consolidated rating report and the Committee’s recommendations regarding the Chief Executive Officer’s compensation to the independent directors for review and ratification. The Lead Director chairs a discussion with independent Board members without the Chief Executive Officer present. From that discussion, the Committee finalizes the Chief Executive Officer’s performance rating. The Committee Chair and the Lead Director review the final rating results and commentary with the Chief Executive Officer. The Committee takes the performance rating and financial data into account in the Board’s adoption of goals and objectives for the Chief Executive Officer for the following year.
          The Chief Executive Officer and the Senior Vice President, Human Resources, generally attend meetings of the Compensation Committee but are not present in executive sessions the Committee holds nor do they participate in deliberations of their own compensation. With the oversight of the Chief Executive Officer and the Senior Vice President, Human Resources, our human resources group formulates recommendations to the Compensation Committee on matters of compensation philosophy and design, as well as specific recommendations for executive compensation. The Chief Executive Officer annually reviews with the Committee the performance of each executive officer (other than himself) and presents compensation recommendations based on these reviews to the Committee. The Committee reviews these recommendations with Buck Consultants and exercises its discretion in adopting or changing compensation proposals for executives other than the Chief Executive Officer. The Committee recommends compensation proposals for the Chief Executive Officer to the full Board for its review, discussion and approval.
Setting Executive Compensation
          The Committee recognizes the importance of maintaining sound principles for developing and administering compensation and benefits programs. The Committee seeks to carry out its responsibilities by:
•	holding executive sessions (without management present) at every regular Committee meeting;

•	retaining Buck Consultants, an external compensation consultant, to advise on executive compensation issues;

•	requiring clear communication of compensation policy and actions to employees and the shareholders;

•	annually reviewing detailed tally sheets of executive compensation for all executive officers; and

•	establishing appropriate guidelines for executive change-in-control agreements.

          In the fourth quarter of 2005 and first quarter of 2006, the Committee initiated a comprehensive review of our executive compensation programs. As a result of this review, the Committee adjusted the executive base pay structure and long-term incentive programs to more closely align pay for performance and current market practices.
Comparative Framework
          In making its recommendations to the Board concerning executive officer compensation, the Committee annually reviews and evaluates our corporate performance and our executive officers’ compensation and equity ownership. The Committee also obtains and reviews comparative data from Buck Consultants and a number of third-party sources, including proxy statements, publicly available information and surveys by consulting firms.
          The Committee uses external competitive benchmarks that it believes support the guiding principles outlined above for each element of compensation. For 2006, the market for assessing compensation was defined as companies with revenue comparable to ours (revenues of approximately $1 billion — $6 billion), publicly traded, headquartered in the U.S., and engaged in one or more manufacturing sectors (the “Comparator Group”). The Committee identified these companies as our Comparator Group based upon the analysis and recommendations of Buck Consultants. The Comparator Group consisted of business competitors, similarly structured broadly diversified organizations, and competitors for executive talent: American Standard, Inc., Amphenol Corporation, Flowserve Corporation, Cooper Industries LTD, Crane Company, Danaher Corporation, Donaldson Corporation, Inc., Dover Corporation, Eaton Corporation, Hubbell Inc., ITT Industries, Inc., Jacuzzi Brands, Pall Corporation, Parker-Hannifin Corporation, Rockwell Automation, Inc., A.O. Smith Corporation, SPX Corporation, Thomas & Betts Corporation.
2006 Program Elements
     For the fiscal year ended December 31, 2006, the principal components of compensation for Named Executive Officers were:
•	Base salary;

•	Annual incentive compensation plans;

•	Long-term equity incentive compensation;

•	Retirement and other benefits; and

•	Perquisites and other personal benefits.
Base Salaries
          We provide Named Executive Officers and other employees with a fixed salary. Focusing on the market value of each job, the Committee’s goal is to target the 50th percentile (the “Midpoint”) of the Comparator Group for executives’ base salary ranges. The Committee developed salary ranges for each Named Executive Officer. The Midpoint of the range is set at the 50th percentile of the market data. Market data include published survey data and proxy data for our Comparator Group. Based on various factors, including individual performance, experience and level of responsibility, an executive’s salary is established within a range of 20% of the Midpoint. The Committee determined the Named Executive Officers’ salaries for 2006 in accordance with the Committee’s guideline of establishing base salary at approximately the 50th percentile of our Comparator Group.
Annual Incentive Compensation Plan
          To balance the objective of providing competitive compensation to attract top talent with the objective of linking pay to annual performance, we pay a portion of our executive’s cash compensation as a bonus tied to annual business performance as measured by year over year improvement. We pay cash bonuses under one of two annual incentive plans, the Executive Officer Performance Plan (“EOPP”) and the Management Incentive Plan (“MIP”). The Committee has the sole discretion to determine in which plan eligible employees participate. For 2006, the only participants in the EOPP were our executive officers; other management personnel participated in the MIP.

          For each EOPP participant, the Committee determined a percentage of that executive’s base salary as a targeted level of bonus opportunity. An executive’s base salary times the bonus opportunity percentage establishes the target bonus for which he or she is eligible. The target bonuses for the Named Executive Officers for 2006 were as follows:

	Target as a	Target in
	Percent of Salary	Dollars
Randall J. Hogan	150%	$1,417,500
David D. Harrison	80%	355,638
Michael V. Schrock	1/1/06 — 9/30/06: 70%	350,057
	10/01/06 — 12/31/06: 100%*
Richard J. Cathcart	100%	495,000
Louis L. Ainsworth	60%	218,216

*	Mr. Schrock’s bonus opportunity was raised from 70% to 100% following his promotion to President and Chief Operating Officer in September 2006.
          Actual bonuses awarded to each Named Executive Officer may range from 0 to 2 times the target, depending on company performance, as described below. The Committee approves business goals (described below) for each year and sets each executive’s bonus opportunity so that if we attain targeted year over year overall or division-level performance goals, annual cash incentive levels will be between the 50th and 75th percentiles of our Comparator Group. If we attain superior performance levels, cash incentive compensation will exceed the 75th percentile of the Comparator Group; if we do not attain any of the targeted performance goals, cash incentive compensation will be between 0 and the 50th percentile of our Comparator Group.
          In February 2006, the Committee established the performance goals for 2006 for both the EOPP and the more broadly-based MIP plans, which the Board then ratified. The EOPP performance goals consisted of four quantitative measures:
•	Organic revenue growth, which means the increase in net sales compared to 2005 but excluding the effect of acquisitions and divestitures;

•	Free cash flow conversion rate, which means the percentage of net income that is converted into free cash flow. “Free cash flow” means cash from operating activities less capital expenditures, including both continuing and discontinued operations, plus proceeds from sale of property and equipment;

•	ROIC, which means return on invested capital, calculated on a pre-tax basis;

•	Increase in earnings before interest, depreciation and amortization (“EBITDA”), which means the increase in EBITDA compared to 2005.
          The performance measures are weighted as follows: organic revenue growth: 25%; free cash flow conversion rate: 25%; ROIC: 30%; and EBITDA: 20%. The targets for these measures are based on corporate performance measures for all Named Executive Officers other than Michael Schrock, whose measures were based on a combination of our filtration and technical products businesses’ performance. For EBITDA, the Committee established a minimum performance target of 2.0% above 2005 actual results. The Committee established minimum performance targets for each of the other measures for Pentair as a whole and for each business at levels greater than or equal to 2005 actual results. The Committee also established higher performance target levels to provide added performance incentive.
          The actual bonus is determined by multiplying the eligible bonus amount by the multiplier determined as noted above based on corporate performance in 2006 against the targets set. Under the EOPP, the Committee does not have the discretion to pay participants more than the bonus amount calculated according to these pre-established goals.
          Our Chief Executive Officer and each EOPP participant together establish individual performance goals for the year, which are then submitted to the Committee for approval. The Committee and the Chief Executive Officer establish the Chief Executive Officer’s individual goals. The Committee uses those individual goals, along with other factors in its judgment, to determine whether to reduce the amount the participant would otherwise receive under the EOPP.

          We pay EOPP awards in cash following the final audit of the year’s performance and the approval of the Committee and the Board. In February 2007, the Committee certified performance against 2006 goals. For 2006, as applied to Randall Hogan, David Harrison, Richard Cathcart and Louis Ainsworth, the ROIC and EBITDA measures were not met, the revenue growth measure was met at the minimum level and the free cash flow conversion measure was met. This resulted in a reduction of the bonus opportunity to approximately one-third of the target. As applied to Michael Schrock, the revenue growth and ROIC measures were exceeded in the technical products business but not met in filtration; the free cash flow conversion measure was exceeded in filtration and met in technical products, resulting in a reduction of the bonus opportunity to approximately 70% of the target. The awards paid based on 2006 performance are included in the Summary Compensation Table, column “(g) Non-Equity Incentive Plan Compensation” on page 24.
          The following table shows the actual salary and bonuses earned by the Named Executive Officers for 2004, 2005 and 2006:

		Salary	Bonus
Randall J. Hogan	2006	$945,000	$510,584
	2005	900,000	1,289,925
	2004	820,000	2,113,552

David D. Harrison	2006	444,548	128,101
	2005	431,600	329,915
	2004	415,000	570,487

Michael V. Schrock	2006	444,034	247,333
	2005	395,900	412,342
	2004	370,000	506,291

Richard J. Cathcart	2006	495,000	178,299
	2005	472,517	447,945
	2004	420,000	640,379

Louis L. Ainsworth	2006	363,693	78,601
	2005	353,100	234,211
	2004	330,000	369,948
          In February 2007, the Committee established the EOPP performance goals for 2007, which the Board has ratified. For 2007, all Named Executive Officers are participants in the EOPP.
          The Committee uses a similar model to determine annual incentive bonuses for participants in the MIP plan using performance factors that relate to the performance of the participant’s business unit. MIP bonus opportunity targets are lower than those under the EOPP.
Long-term Equity Incentive Compensation
          The Committee emphasizes executive compensation that is tied to building and sustaining our company’s value through stock performance over time. We provide equity-based compensation to our executives to further the objectives of:
•	motivating and rewarding executives through share price appreciation;

•	encouraging innovation and growth; and

•	aligning management and shareholder interests.
          In keeping with this philosophy, the Committee sets target opportunities under the long-term incentive program to fall between the 50th and 75th percentiles of ongoing long-term incentive values granted in the market, which includes both published survey data and data from our Comparator Group. If we build and sustain long-term shareholder value through superior performance, ongoing long-term incentive values will exceed the 75th percentile of our Comparator Group.

          The Committee awards long-term incentive compensation in the form of stock options and restricted stock. Each year, the Committee uses benchmark data (including compensation surveys, Comparator Group information and other data provided by Buck Consultants) to set competitive target dollar award levels for each position or grade level. Individual awards generally range between 80 and 120 percent of target award level, with actual award amounts determined by individual performance and company performance against strategic plan.
          Awards consist of both stock options and restricted stock, with the relative weighting determined by position. Awards to Named Executive Officers and other key executives were delivered as a mix of approximately two-thirds of their total award value in stock options and one-third in restricted stock. The Committee determines the value of options using the Black-Scholes valuation method. The number of restricted shares is derived from the fair market value of the stock. To provide a cap on the actual number of stock options and restricted shares granted for the year, the Committee establishes a total target dollar value of all awards to establish a fixed pool of shares and options to be distributed among all executives.
          Options vest one-third in each year on the third, fourth and fifth anniversary of the date of grant and expire ten years from the date of grant. The restricted shares vest in one-third increments, on the third, fourth and fifth anniversaries of the date of grant with respect to grants made before 2003 and in one-half increments on the third and fourth anniversaries of the date of grant with respect to grants made in 2003 or later. The value of restricted stock and options granted to the Named Executive Officers in 2006 is reflected in the Grants of Plan-Based Awards Table on page 26. The value of restricted stock that vested for each Named Executive Officer in 2006 (reflecting grants made to them in 2001, 2002 and 2003) and the value of options exercised by each Named Executive Officer in 2006 are shown in the Option Exercises and Stock Vested Table on page 30.
          The Committee reviews and approves all stock option and restricted stock grants for executive officers in December of each year. These grants are effective on the first business day on which the stock market is open following January 1st. For all other recipients, the Committee reviews and approves grants in February, to be effective March 1st or the first business day on which the stock market is open following March 1st. The Committee reviews and approves all equity awards to newly hired or promoted executives at regular meetings throughout the year. As a rule, the Committee grants awards to newly hired or promoted executives effective the later of the 15th day of the month following the date of hire or the 15th day of the month following the date of the Committee meeting. The Committee has also given the Committee Chair and the Chief Executive Officer discretion to grant equity awards to newly hired or promoted executives as required throughout the year, within the guidelines of the long-term incentive plan. The Committee then ratifies these grants at its next meeting. All options are granted at fair market value based on the closing stock price on the effective day of grant.
          Prior to 2006, certain option awards made by the Committee contained a reload feature. This feature allows an optionee who exercises an option during the first five years of the option term by tendering Common Stock to receive an option (a “Reload Option”) to purchase a number of shares of our Common Stock equal to the number of tendered shares. The optionee may exercise such Reload Options during the remaining term of the original stock option period at an exercise price that is equal to the market price per share on the date of exercise of the original option.
Stock Ownership Guidelines
          The Committee and the Board have established stock ownership guidelines for the Named Executive Officers and other executives to motivate them to become significant shareholders and to further encourage long-term performance and growth. “Stock ownership” is defined to include stock owned by the officer both directly and indirectly. The Committee determined that, over a period of five years from appointment, key employees should accumulate and hold common stock equal to a multiple of base salary as follows:

Stock Ownership Guidelines
Executive Level	(as a multiple of salary)
Chief Executive Officer	5x base salary

Vice Chairman	3x base salary
President, Chief Operating Officer
Executive Vice President and Chief Financial Officer

Senior Vice President, Human Resources	2.5x base salary
Senior Vice President and General Counsel
Senior Vice President, Operations and Technology
Senior Vice President, Finance and Analysis

Other key executives	2x base salary
          The Committee monitors compliance with these stock ownership guidelines. In addition, the Committee grants awards of restricted stock to personnel who increase their share ownership above targeted levels. These grants (made under our Omnibus Stock Incentive Plan) vest in one-half increments on the third and fourth anniversaries of the grant. The size of the grant is equal to 10% of the increase in Common Stock owned by the individual during the year if the annual ownership target is met, but limited to 10% of the annual ownership target if the targeted ownership level had already been achieved. For 2006, restricted share awards of 2,072 shares of Common Stock were granted under these guidelines to six key employees. These awards included a restricted share award of 203 shares of Common Stock to Louis L. Ainsworth as reflected on the “Grants of Plan-Based Awards” table on page 26.
Stock Ownership for the Named Executive Officers as of December 31, 2006

		12/31/06	Ownership	Meets
	Share Ownership (1)	Market Value	Guideline	Requirement
Randall J. Hogan	212,785	$6,681,449	$4,725,000	Yes
David D. Harrison	64,211	$2,016,225	$1,333,644	Yes
Michael V. Schrock	19,346	$607,464	$1,332,102	No
Richard J. Cathcart	86,583	$2,718,706	$1,485,000	Yes
Louis L. Ainsworth	78,390	$2,461,446	$909,233	Yes

(1)	The amounts above do not reflect the Named Executive Officers’ holdings of restricted stock for which applicable restrictions have not yet lapsed, as these holdings are not taken into account in determining whether the ownership guidelines have been satisfied.
Retirement and Other Benefits
          The Named Executive Officers and other executives and employees participate in the Pentair, Inc. Pension Plan, Retirement Savings Plan and Supplemental Executive Retirement and Restoration Plan. We also provide other benefits such as medical, dental and life insurance and disability coverage to employees, including the Named Executive Officers. We try to provide employee and executive benefits at levels that reflect competitive market levels at the 50th percentile of similar benefits given by our Comparator Group.
The Pentair, Inc. Pension Plan
          The Pentair, Inc. Pension Plan (the “Pension Plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the Named Executive Officers. Benefits under the Pension Plan are based upon an employee’s years of service and highest average earnings in any five-year period during the ten-year period preceding the employee’s retirement (or, in the case of an employee with more than five years but less than ten years of service, during any five-year period preceding the employee’s retirement). Benefits under the Pension Plan are payable after retirement in the form of either an annuity or a lump sum. Compensation covered by the Pension Plan for the Named Executive Officers equals the amounts set forth in the 2006 “Salary” column of the Summary Compensation Table on page 24 and 2005 bonuses paid in March 2006 (which are reflected in our Proxy Statement dated March 15, 2006). The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2006, the annual limitation was $225,000.

          Benefits under the Pension Plan are calculated as an annuity equal to the sum of:
•	1.0 percent of the participant’s highest final average earnings multiplied by years of service; and

•	0.5 percent of such earnings in excess of Primary Social Security compensation.
Years of service under these formulas cannot exceed 35. Contributions to the Pension Plan are made entirely by us and are paid into a trust fund from which the benefits for all participants will be paid.
The Pentair Supplemental Executive Retirement and Restoration Plan
          The Pentair Supplemental Executive Retirement Plan (“SERP”) and the Pentair Restoration Plan (“Restoration Plan”) are unfunded, nonqualified defined benefit pension plans for all executive officers and other key executives selected by the Committee. Benefits under these two Plans vest upon the completion of five years of benefit service (all service following initial participation). These Plans are combined for all administrative, accounting and other purposes. The Named Executive Officers all participate and are vested in the SERP and the Restoration Plan.
          Benefits under the SERP are based upon the number of an employee’s years of service following initial participation and the highest average earnings for a five calendar-year period (ending with retirement). Benefits are payable after retirement in the form of either a 15-year certain annuity or joint and survivor annuity. Compensation covered by the SERP and the Restoration Plan for the Named Executive Officers equals the amounts set forth in the 2006 “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 24.
          Benefits under the SERP are calculated as:
•	final average compensation as defined above; multiplied by

•	benefit service percentage, which equals 15% times years of benefit service;
          The resulting lump-sum value is converted into the form of annuity selected by the participant.
          The Restoration Plan is designed to provide retirement benefits based on compensation earned by participants in excess of the annual limitation. As discussed above, the Pension Plan limits retirement benefits for compensation earned in excess of the applicable limitation in any year. For 2006, this annual limitation was $225,000.
          The only participants in the Restoration Plan are those executive officers and other selected key leaders who participate in the SERP. Restoration Plan benefits are combined and administered with those payable under the SERP and are paid in the same manner and at the same time.
          Benefits under the Restoration Plan are calculated as:
•	final average compensation as defined above, less compensation below the annual limitation amount in each year; multiplied by

•	earned benefit service percentage (which is weighted based on age at the time of service), in accordance with the following table:

Service Age	Percentage
Under 25	4%
25 — 34	5.5%
35 — 44	7%
45 — 54	9%
55 or over	12%
The benefit percentages calculated above are added and the resulting percentage is multiplied by the covered compensation amount. The resulting lump-sum value is converted into the form of annuity selected by the participant under the SERP.
          The present value of the combined accumulated benefits for the Named Executive Officers under both the SERP and the Restoration Plan is set forth in the Pension Benefits Table on page 30.
The Pentair Retirement Savings and Stock Incentive Plan
          The Pentair Retirement Savings and Stock Incentive Plan (“RSIP/ESOP Plan”) is a tax-qualified 401(k) retirement savings plan, with a companion Employee Stock Ownership Plan (“ESOP”) component. Participating employees may contribute up to 50 percent of base salary and bonus on a before-tax basis and 15 percent of compensation on an after-tax basis, into their 401(k) plan (“RSIP”). We match an amount equal to 50 cents for each dollar contributed to the RSIP by participating employees on the first five percent of their regular earnings. In addition, we contribute to the ESOP an amount equal to 1 1/2 % of cash compensation (salary and bonus) for each participant in the RSIP, to incentivize employees to make contributions to our retirement plan. The RSIP/ESOP Plan limits the amount of cash compensation considered for contribution purposes to the maximum imposed by Internal Revenue Code Section 401(a)(17), which was $220,000 in 2006.
          Participants in the RSIP/ESOP Plan are allowed to invest their account balances in a number of possible mutual fund investments. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Plan. We do not guarantee or subsidize any investment earnings under the Plan. We make ESOP contributions in our Common Stock. However, participants may sell and immediately reinvest stock contributions within the RSIP/ESOP Plan in other investment vehicles offered under the RSIP/ESOP Plan.
          Amounts deferred, if any, under the Pentair RSIP/ESOP Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table on page 24. Pentair matching contributions allocated to the Named Executive Officers under the RSIP/ESOP Plan are included in the “All Other Compensation” column of the Summary Compensation Table.
Medical, Dental, Life Insurance and Disability Coverage
          Employee benefits such as medical, dental, life insurance and disability coverage are available to all U.S.-based participants through our active employee plans. In addition to these benefits to active employees, we provide post-retirement medical, dental and life insurance coverage to certain retirees in accordance with the legacy company plans which applied at the time the employees were hired. We provide up to one and a half times annual salary (up to $2,000,000) in life insurance, and up to $10,000 per month in long-term disability coverage. The cost of the active employee and post-retirement company-provided benefits in 2006 for the Named Executive Officers was as follows:

Officer	Cost of Benefits
Hogan	$11,808
Harrison	$8,241
Schrock	$11,146
Cathcart	$11,792
Ainsworth	$8,364

The value of these benefits is not required to be included in the Summary Compensation Table since they are made available to all of our U.S. salaried employees.
Other Paid Time-Off Benefits
          We also provide vacation and other paid holidays to all employees, including the Named Executive Officers, which are comparable to those provided at other large companies.
Deferred Compensation
          We sponsor a non-qualified deferred compensation program, called the Sidekick Plan, for our U.S. executives within or above the pay grade that has a median annual salary of $104,500 in 2006 and $107,600 in 2007. This plan permits executives to defer up to 25% of their base salary and 100% of their annual cash incentive bonus. We make contributions to the Sidekick Plan on behalf of participants similar to our contributions under the RSIP/ESOP Plan with respect to each participant’s contributions from that portion of his or her income above the maximum imposed by Internal Revenue Code Section 401(a)(17), which was $220,000 in 2006, but below the Sidekick Plan’s compensation limit of $700,000.
          Participants in the RSIP/ESOP Plan and the Sidekick Plan are allowed to invest their account balances in a number of possible mutual fund investments. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these Plans. We do not guarantee or subsidize any investment earnings under either Plan.
          Amounts deferred, if any, under the Sidekick Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table on page 24. Our contributions allocated to the Named Executive Officers under the Sidekick Plan are included in the “All Other Compensation” column of the Summary Compensation Table.
Perquisites and Other Personal Benefits
          We provide Named Executive Officers with perquisites and other personal benefits that management and the Committee believe are customary, reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.
          For 2006, we offered a perquisite program (the Pentair, Inc. Flexible Perquisite Program or the “Flex Perq Program”) designed to provide corporate officers and other key executives with an expense allowance for certain personal and business-related benefits. The following types of expenses were eligible for reimbursement under the Flex Perq Program:
•	the cost of a leased automobile;

•	initiation fees, annual fees, and dues for an individual membership in a business, country, or health club;

•	tax planning and preparation;

•	estate tax planning;

•	financial consulting and planning;

•	additional disability insurance above the amount provided under our Long-Term Disability Plan; and

•	computer hardware and software purchases.
          For 2006, the total aggregate annual allowance under the Flex Perq Program for all of the above types of expenses was $25,000 for the Chief Executive Officer, the Vice Chairman and the President and Chief Operating Officer and $20,000 for all other participants. In addition to the allowance provided under the Flex Perq Program, we provided the Named Executive Officers with:
•	reimbursement for costs associated with gas, maintenance, insurance associated with the leased automobile and personal use of the leased automobile;

•	reimbursement for travel and related expenses for spouses of the Named Executive Officers to attend one out-of-town board meeting;

•	reimbursement for annual executive physicals for three Named Executive Officers; and

•	imputed value resulting from the purchase of a company vehicle in connection with the dissolution of the company-leased vehicle program for three Named Executive Officers.
          These amounts are included in the Summary Compensation Table, in the column labeled “All Other Compensation,” on page 24 and are set forth in more detail in footnote 5 to that table.
          For 2007, the Flex Perq Program has been modified to eliminate the leased automobile program (including termination of the lease, elimination of company-provided insurance, and elimination of maintenance and fuel for the auto). The Committee increased the annual allowance for 2007 to $35,000 for the Chief Executive Officer, the Vice Chairman and the Chief Operating Officer, and $30,000 for all other Named Executive Officers.
Severance and Change-in-Control Benefits
          We provide the following severance and change-in-control benefits to certain of our executives to provide for continuity of management upon a change in control and to attract and retain key employees:
•	We have entered into agreements with our key corporate executives and other key leaders (including all Named Executive Officers) that provide for contingent benefits upon a change in control.

•	The EOPP provides that, upon a change in control, each EOPP participant is entitled to receive any outstanding and unpaid award for the year before the change of control as well as an award for the then-current year calculated on the basis of the executive’s base salary immediately before the change of control and assuming that the year’s EOPP targets have been attained.

•	The Omnibus Stock Incentive Plan provides that, upon a change in control, all outstanding options granted under the Plan that are unvested become fully vested.

•	The Omnibus Stock Incentive Plan provides that, upon a change in control, all restrictions applicable to outstanding shares of restricted stock granted under the Plan shall automatically lapse and any dividends declared but unpaid with respect to such restricted stock shall be paid to the executive within ten days of the date of the change of control.

•	Upon certain types of terminations of employment (other than a termination following a change in control), severance benefits may be paid to the Named Executive Officers at the discretion of the Committee.

•	We have an Employment Agreement with Richard J. Cathcart, our Vice Chairman, which provides certain severance benefits.
          We explain these benefits more fully under “Potential Payments Upon Termination Or Change In Control” on page 32.
Retention Agreements
          Michael Schrock, President and Chief Operating Officer, has entered into a Confidentiality and Non-Competition Agreement with us that requires Mr. Schrock to devote his full-time and energy to furthering our business and which prohibits Mr. Schrock, during or after his term of employment, from disclosing or using for his own benefit or the benefit of another confidential information that he may learn or acquire during his employment. The Confidentiality and Non-Competition Agreement also contains a covenant against competition by Mr. Schrock for two years following his last day of employment with us. It does not contain severance provisions.
          Karen Durant, Senior Vice President, Finance and Analysis, has entered into a Confidentiality and Non-Competition Agreement with us that requires Ms. Durant to devote her full-time energy to furthering our business and which prohibits Ms. Durant, during or after her term of employment, from disclosing or using for her own benefit or the benefit of another, confidential information that she may learn or acquire during her employment. The Confidentiality and Non-Competition Agreement also contains a covenant against competition by Ms. Durant for two years following her last day of employment with us. It does not contain severance provisions.

Tax Deductibility of Pay
          Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation and equity awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.
COMPENSATION COMMITTEE REPORT
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2006.
THE COMPENSATION COMMITTEE:
William T. Monahan, Chair
Charles A. Haggerty
Barbara B. Grogan
David A. Jones

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
     The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other	Total
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Principal Position	Year	($)	($)	($)(1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
Randall J. Hogan	2006	945,000	0	2,141,325	2,385,230	510,584	576,423	237,275	6,795,837
Chairman and Chief Executive Officer

David D. Harrison	2006	444,548	0	895,999	1,396,116	128,101	204,739	125,684	3,195,187
Executive Vice President and Chief Financial Officer

Michael V. Schrock	2006	444,034	0	992,776	716,669	247,333	350,682	173,712	2,925,206
President and Chief Operating Officer

Richard J. Cathcart	2006	495,000	0	522,343	1,219,900	178,299	372,525	102,064	2,890,131
Vice Chairman

Louis L. Ainsworth	2006	363,693	0	435,665	760,778	78,601	186,069	124,503	1,949,309
Senior Vice President, General Counsel and Secretary

(1)	The amounts in column (e) reflect that portion of the dollar amount of awards of restricted stock pursuant to the Omnibus Stock Incentive Plan that we recognized for financial statement reporting purposes in accordance with SFAS No. 123(R)(revised 2004) Share Based Payment (“FAS 123(R)”) for the fiscal year ended December 31, 2006 (disregarding the estimate of forfeitures related to service-based vesting). Based on this methodology, the amounts in column (e) may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2007.

(2)	The amounts in column (f) reflect that portion of the dollar amount of awards of stock options pursuant to the Omnibus Stock Incentive Plan that we recognized for financial statement reporting purposes in accordance with FAS 123(R) for the fiscal year ended December 31, 2006 (disregarding the estimate of forfeitures related to service-based vesting). Based on this methodology, the amounts in column (f) may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2007.

(3)	The amounts in column (g) reflect the cash awards to the named individuals pursuant to awards under the EOPP in 2006 which were determined by the Committee at its February 26, 2007 meeting and, to the extent not deferred by the executive, paid shortly thereafter.

(4)	The amounts in column (h) reflect the increase in the actuarial present value of the Named Executive Officer’s accumulated benefits under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

(5)	The table below shows the components of this column, which include perquisites and other personal benefits; the company match under the Sidekick Plan and RSIP/ESOP Plan; company-paid life insurance premiums; and dividends on restricted stock awards:

	(i)	(ii)	(iii)	(iv)	(v)
	Perquisites under	Other Perquisites	Matches under		Dividends on
	the Flex Perq	and Personal	Defined	Life	Restricted Stock
	Program	Benefits	Contribution Plans	Insurance Premiums	Awards
Name	($)(a)	($)(b)	($)	($)	($)
Mr. Hogan (c)	25,000	8,035	58,745	2,388	143,107
Mr. Harrison (d)	20,000	7,262	60,948	1,593	35,881
Mr. Schrock (e)	25,000	23,306	59,895	1,497	64,014
Mr. Cathcart (f)	25,000	15,824	27,895	1,774	31,571
Mr. Ainsworth (g)	20,000	31,609	51,783	1,304	19,807

(a)	The amount shown in column (i) reflects amounts paid to or for the benefit of each Named Executive Officer under the Flex Perq Program, which is designed to provide corporate officers and other key executives with an expense allowance for certain personal and business-related benefits. The types of expenses that were eligible for reimbursement under the Flex Perq Program in 2006 are listed on page 21 of this Proxy Statement.

(b)	The amount shown in column (ii) reflects for each Named Executive Officer:

•	Reimbursement for travel and related expenses for spouses of the Named Executive Officers to attend one out-of-town board meeting.

•	Reimbursement for costs associated with gas, maintenance and insurance associated with personal use of a company-leased automobile.

(c)	The amount shown in column (ii) also includes reimbursement for costs associated with an annual executive physical for Mr. Hogan.

(d)	The amount shown in column (ii) also includes reimbursement for costs associated with an annual executive physical for Mr. Harrison.

(e)	The amount shown in column (ii) also includes the imputed value resulting from Mr. Schrock’s purchase of a company vehicle in connection with the dissolution of the company-leased vehicle program.

(f)	The amount shown in column (ii) includes reimbursement for costs associated with an annual executive physical for Mr. Cathcart and the imputed value resulting from Mr. Cathcart’s purchase of a company vehicle in connection with the dissolution of the company-leased vehicle program.

(g)	The amount shown in column (ii) also includes the imputed value of $30,100 resulting from Mr. Ainsworth’s purchase of a company vehicle in connection with the dissolution of the company-leased vehicle program.

(h)	The amounts shown in column (iii) reflect contributions under our Sidekick Plan and RSIP/ESOP Plan made with respect to 2005 and a corrective match under our Sidekick Plan made with respect to 2004.

GRANTS OF PLAN-BASED AWARDS

				Estimated Future Payouts Under			Estimated Future Payouts
				Non- Equity Incentive Plan			Under Equity Incentive
				Awards (2)			Plan Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
										All	All
										Other	Other
										Stock	Option
										Awards:	Awards:	Exercise
										Number	Number of	or Base	Grant Date
		Compensation								of Shares	Securities	Price of	Fair Value
		Committee								of Stock	Underlying	Option	of Stock
	Grant	Approval		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	and Option
Name	Date	Date (1)		($)	($)	($)	(#)	(#)	(#)	(#) (3)	(#)(4)	($/sh)	Awards ($)(5)

Randall J. Hogan	1/3/2006	12/14/2005								75,000			$2,571,000
	1/3/2006	12/14/2005									200,000	$34.28	$2,025,580
	N/A	N/A		$0	$1,417,500	$2,835,000

David D. Harrison	1/3/2006	12/14/2005								12,500			$428,500
	1/3/2006	12/14/2005									68,000	$34.28	$688,697
	2/6/2006	N/A	(6)								10,877	$37.92	$121,858
	2/6/2006	N/A	(6)								2,637	$37.92	$78,367
	2/6/2006	N/A	(6)								6,995	$37.92	$169,472
	2/6/2006	N/A	(6)								15,127	$37.92	$29,543
	N/A	N/A		$0	$355,639	$771,278

Michael V. Schrock	1/3/2006	12/14/2005								10,000			$342,800
	1/3/2006	12/14/2005									68,000	$34.28	$688,697

Richard J. Cathcart	1/3/2006	12/14/2005								14,500			$497,060
	1/3/2006	12/14/2005									90,000	$34.28	$911,511
	2/13/2006	N/A	(6)								7,085	$38.49	$80,568
	2/13/2006	N/A	(6)								2,598	$38.49	$29,543
	2/13/2006	N/A	(6)								16,447	$38.49	$187,030
	2/13/2006	N/A	(6)								989	$38.49	$11,246
	N/A	N/A		$0	$495,000	$990,000

Louis L. Ainsworth	1/3/2006	12/14/2005								7,500			$257,100
	1/3/2006	12/14/2005									50,000	$34.28	$506,395
	2/14/2006	N/A	(6)								5,748	$38.66	$65,653
	3/1/2006	2/20/2006								203			$8,357
	3/2/2006	N/A	(6)								5,374	$41.35	$65,652
	N/A	N/A		$0	$218,216	$436,432

(1)	The Compensation Committee practices for granting options and restricted stock, including the timing of all grants and approvals therefor, are described under the caption “Long-Term Equity Incentive Compensation” on pages 16 and 17.

(2)	The amounts shown in column (d) reflect the minimum payment level under our Executive Officer Performance Plan (EOPP) which is 0% of the target amount shown in column (e). The amount shown in column (f) is 200% of such target amount. These amounts are based on the individual’s current salary and position.

(3)	The amounts shown in column (j) reflect the number of shares of restricted stock granted to each Named Executive Officer pursuant to the Omnibus Stock Incentive Plan.

(4)	The amounts shown in column (k) reflect the number of options to purchase Common Stock granted to each Named Executive Officer pursuant to the Omnibus Stock Incentive Plan.

(5)	The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock and stock options calculated in accordance with FAS 123(R).

(6)	With respect to the grants indicated above, the Committee previously approved an option award with a reload feature that allowed the optionee, upon the exercise of qualifying options, to receive a grant automatically on the corresponding grant date set forth in column (b). We explain this reload feature more fully under “Long-term Equity Incentive Compensation” on page 17. As of December 2005, we no longer grant options with a reload feature to our executives.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards						Stock Awards
				Equity incentive				Market	Equity	Equity
				plan awards:				value	incentive	incentive
		Number of		Number of				of shares	plan awards:	plan awards:
	Number of	securities		securities			Number of	of stock	Number of	Market or payout
	securities	underlying options		underlying	Option		shares	that have not	unearned	value of unearned
	underlying options	granted		unexercised	exercise	Option	of stock that have	vested	shares that	shares that
	(#)	(#)		unearned options	price	expiration	not been vested	($)	have not	have not
Name	Exercisable	Unexercisable		(#)	($) (1)	date	(#)(2)	(3)	vested (#)	vested ($)
Randall J. Hogan							253,864	$7,971,330
	—	200,000	(4)		$34.2800	1/3/2016
	91,666	183,334	(5)		$40.9500	1/6/2015
	200,000	100,000	(6)		$22.8800	1/2/2014
	238,200	—			$17.4700	1/2/2013
	291,000	—			$18.1485	1/2/2012
	190,000	—			$11.3750	1/2/2011
	6,988	—			$16.2735	1/2/2011
	36,680	—			$31.0100	1/2/2011
	48,000	—			$11.3750	1/2/2011
	47,007	—			$40.8000	1/3/2010
	50,000	—			$19.8125	1/14/2009
	50,000	—			$22.5625	4/1/2008

David D. Harrison							63,457	$1,992,550
	—	68,000	(4)		$34.2800	1/3/2016
	23,333	46,667	(5)		$40.9500	1/6/2015
	—	36,668	(6)		$22.8800	1/2/2014
	22,122	—			$37.9200	1/2/2014
	20,978	—			$39.9900	1/2/2014
	13,514	—			$37.9200	1/2/2013
	13,234	—			$38.7200	1/2/2013
	4,271	—			$39.9900	1/2/2013
	8,244	—			$41.4400	1/2/2013
	3,285	—			$32.7900	1/2/2012
	19,715	—			$38.7200	1/2/2012
	2,098	—			$39.9900	1/2/2012
	8,485	—			$41.4400	1/2/2012
	6,054	—			$26.3000	1/2/2011
	6,244	—			$32.7900	1/2/2011
	11,163	—			$38.7200	1/2/2011
	55,047	—			$32.7900	2/23/2010

Michael V. Schrock							113,061	$3,550,115
	—	68,000	(4)		$34.2800	1/3/2016
	20,000	40,000	(5)		$40.9500	1/6/2015
	44,268	29,334	(6)		$22.8800	1/2/2014
	7,951	—			$41.4300	1/2/2014
	21,334	—			$17.4700	1/2/2013
	17,991	—			$41.4300	1/2/2013
	29,786	—			$41.4300	1/2/2012
	16,991	—			$32.4900	10/22/2011
	6,662	—			$41.4300	10/22/2011
	11,690	—			$26.2650	1/2/2011
	10,023	—			$32.4900	1/3/2010
	15,000	—			$19.8125	1/14/2009
	13,000	—			$21.9688	4/6/2008

	Option Awards						Stock Awards
				Equity incentive				Market	Equity	Equity
				plan awards:				value	incentive	incentive
		Number of		Number of				of shares	plan awards:	plan awards:
	Number of	securities		securities			Number of	of stock	Number of	Market or payout
	securities	underlying options		underlying	Option		shares	that have not	unearned	value of unearned
	underlying options	granted		unexercised	exercise	Option	of stock that have	vested	shares that	shares that
	(#)	(#)		unearned options	price	expiration	not been vested	($)	have not	have not
Name	Exercisable	Unexercisable		(#)	($) (1)	date	(#)(2)	(3)	vested (#)	vested ($)
Richard J. Cathcart							55,774	$1,751,304
	—	90,000	(4)		$34,2800	1/3/2016
	23,333	46,667	(5)		$40.9500	1/6/2015
	—	29,334	(6)		$22.8800	1/2/2014
	17,436	—			$38.4900	1/2/2014
	15,654	—			$42.8700	1/2/2014
	9,683	—			$38.4900	1/2/2013
	9,300	—			$40.0700	1/2/2013
	8,693	—			$42.8700	1/2/2013
	20,531	—			$40.0700	1/2/2012
	9,595	—			$42.8700	1/2/2012
	36,162	—			$20.1300	1/2/2011
	12,128	—			$30.0100	1/2/2011
	38,584	—			$30.0100	1/3/2010

Louis L. Ainsworth							35,223	$1,106,002
	—	50,000	(4)		$34.2800	1/3/2016
	16,666	33,334	(5)		$40.9500	1/6/2015
	46,666	23,334	(6)		$22.8800	1/2/2014
	46,000	—			$17.4700	1/2/2013
	5,510	—			$18.1485	1/2/2012
	9,705	—			$37.4000	1/2/2012
	5,748	—			$38.6600	1/2/2012
	5,374	—			$41.3500	1/2/2012
	6,988	—			$16.2735	1/2/2011
	1,254	—			$21.7650	1/2/2011
	1,272	—			$27.4850	1/2/2011
	4,674	—			$35.4500	1/2/2011
	5,476	—			$41.4400	1/2/2011
	1,775	—			$44.8200	1/2/2011
	9,727	—			$33.9700	1/3/2010
	8,751	—			$40.8000	1/3/2010
	30,000	—			$19.8125	1/14/2009
	20,000	—			$17.5000	1/22/2008

(1)	The exercise price for all stock option grants is the fair market value of our Common Stock on the date of grant.

(2)	For restricted stock awards before 2003, the restrictions with respect to one-third of the shares will lapse on each of the third, fourth and fifth anniversaries of the grant date. For restricted stock awards in 2003 or thereafter, the restrictions with respect to 50% of the shares will lapse on the third anniversary of the grant date and the restrictions on the remaining 50% of the shares will lapse on the fourth anniversary of the grant date. For the restricted stock award of 61,275 shares to Michael V. Schrock, 100% of the restrictions lapse on the fifth anniversary of the grant date.

(3)	The amounts in this column were calculated by multiplying the closing market price of our Common Stock on December 29, 2006 (the last day the NYSE was open for trading during our most recently completed fiscal year) of $31.40 by the number of unvested shares.

(4)	One-third of the options will vest on each anniversary of the grant date, January 3, 2006.

(5)	One-third of the options will vest on each anniversary of the grant date, January 6, 2005.

(6)	One-third of the options will vest on each anniversary of the grant date, January 2, 2004.

OPTION EXERCISES AND STOCK VESTED TABLE
          The following table shows a summary of the stock options exercised by the Named Executive Officers in 2006 and the restricted stock vested for the Named Executive Officers during 2006.

	Option awards		Stock awards
	Number of shares		Number of Shares	Value realized on
	acquired on	Value realized on	Acquired on Vesting	vesting
Name	exercise (#)	exercise ($) (1)	(#)	($)(2)
Randall J. Hogan	0	0	33,735	$1,199,607
David D. Harrison	80,978	$1,319,390	12,468	443,223
Michael V. Schrock	0	0	12,000	443,410
Richard J. Cathcart	50,668	906,344	9,411	338,064
Louis L. Ainsworth	24,490	535,266	5,789	203,504

(1)	Reflects the amount calculated by multiplying the number of options exercised by the difference between the market price of our Common Stock on the exercise date and the exercise price of options.

(2)	Reflects the amount calculated by multiplying the number of shares vested by the market price of our Common Stock on the vesting date.
PENSION BENEFITS
          Listed below are the number of years of credited service and present value of accumulated pension benefits as of December 31, 2006 for each of the Named Executive Officers under the Pentair, Inc. Pension Plan, the Pentair Supplemental Executive Retirement Plan and the Pentair Restoration Plan, which are described in detail in the Compensation Discussion and Analysis beginning on page 12 above. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time that they become eligible for payment.

		Number of years	Present value of
		credited service	accumulated benefit	Payments during
Name	Plan name	(#)	($) (1)	last fiscal year
Randall J. Hogan	Pentair, Inc. Pension Plan Pentair, Inc. Supplemental Executive Retirement Plan	9 9	118,132 4,986,142	0 0

David D. Harrison	Pentair, Inc. Pension Plan Pentair, Inc. Supplemental Executive Retirement Plan	10 10	218,315 1,894,234	0 0

Michael V. Schrock	Pentair, Inc. Pension Plan Pentair, Inc. Supplemental Executive Retirement Plan	9 8	137,771 1,543,612	0 0

Richard J. Cathcart	Pentair, Inc. Pension Plan Pentair, Inc. Supplemental Executive Retirement Plan	12 12	309,656 3,167,231	0 0

Louis L. Ainsworth	Pentair, Inc. Pension Plan Pentair, Inc. Supplemental Executive Retirement Plan	10 10	215,151 1,341,578	0 0

(1)	The Supplemental Executive Retirement Plan Benefits, which include amounts under the Restoration Plan, are payable at age 55 or later in the form of an annuity. The actuarial present values above were calculated using the following methods and assumptions:
•	Pension Plan present values were based on the accrued benefit payable at age 65 and were calculated as of December 31, 2005 and December 31, 2006.

•	Present values for the Pension Plan are based on a life-only annuity. Present values for the Supplemental Executive Retirement Plan are based on a 180-month-certain only annuity.

•	The present value of Pension Plan benefits as of December 31, 2005 was calculated assuming a 5.75% interest rate. The male 1994 Group Annuity Reserve mortality table was used for post-retirement decrements; no pre-retirement mortality was used.

•	The present value of Pension Plan benefits as of December 31, 2006 was calculated assuming a 6.00% interest rate and the male RP2000 mortality table, projected 15 years.

•	The present value of Supplemental Executive Retirement Plan benefits was calculated assuming a 5.75% interest rate as of December 31, 2005 and a 6.00% interest rate as of December 31, 2006.
          The actual amount of pension benefits ultimately paid to a Named Executive Officer may vary based on a number of factors, including differences from the assumptions used to calculate the amounts.
NONQUALIFIED DEFERRED COMPENSATION TABLE
          The following table sets forth the contributions, earnings, distributions and year-end balances for each of the Named Executive Officers under our Sidekick Plan described under “Deferred Compensation” on page 21. Contributions we make to the Sidekick Plan are intended to make up for contributions to our RSIP/ESOP Plan (including our matching contributions) for cash compensation above the maximum imposed by Internal Revenue Code Section 401(a)(17), which was $220,000 in 2006. Because the Internal Revenue Code does not permit contributions on amounts in excess of that limit under a tax-qualified plan, the Sidekick Plan is designed to permit matching contributions on compensation in excess of the maximum imposed by Internal Revenue Code Section 401(a)(17). We make these matching contributions to the Sidekick Plan on amounts in excess of the maximum imposed by Internal Revenue Code Section 401(a)(17), but below the $700,000 compensation limit contained in our Sidekick Plan (such contributions, “Covered Sidekick Compensation”).

	Executive	Registrant		Aggregate	Aggregate
	Contributions in	Contributions in	Aggregate	withdrawals/	Balance at December
	2006	2006	Earnings in 2006	Distributions	31, 2006
Name	($)	($)	($)	($)	($)
Mr. Hogan	46,406	44,845	292,811	0	2,109,340
Mr. Harrison	151,225	44,845	151,834	0	1,329,695
Mr. Schrock	63,510	44,845	94,958	0	1,026,572
Mr. Cathcart	46,224	11,745	27,525	0	171,928
Mr. Ainsworth	98,511	38,983	120,434	0	1,146,724
          The amounts set forth in the column “Executive Contributions in 2006” reflect the amount of cash compensation each Named Executive Officer deferred in 2006 under the Sidekick Plan.
          The amounts set forth in the column “Registrant Contributions in 2006” are the totals of contributions we made in 2006 for the account of each Named Executive Officer. These amounts are included in the Summary Compensation Table on page 24 in the column labeled “All Other Compensation.” The contributions we made are derived from some or all of the following sources:
•	Matching contributions equal to 50 cents for each dollar up to five percent of Covered Sidekick Compensation deferred in 2005 by each Named Executive Officer; we normally make these contributions one year in arrears.

•	Matching contributions equal to 50 cents for each dollar up to five percent of Covered Sidekick Compensation deferred in 2004 by each Named Executive Officer; we made this corrective contribution one year late due to our failure to timely make the contribution in 2005.

•	A contribution of 1 1/2 % of Covered Sidekick Compensation earned in 2005 for each Named Executive Officer; we normally make these contributions one year in arrears.

•	A contribution of 1 1/2 % of Covered Sidekick Compensation earned in 2004 for each Named Executive Officer; we made this corrective contribution one year late due to our failure to timely make the contribution in 2005.

          The amounts set forth in the column “Aggregate Earnings in 2006” reflect the amount of investment earnings realized by each Named Executive Officer on the mutual fund investments chosen that are offered to participants in our RSIP/ESOP Plan and Sidekick Plan. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these plans. We do not guarantee or subsidize any investment earnings in either Plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
          Except for the following items, we have no agreements, arrangements, or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment; such payments or benefits (other than following a change in control) would be in the discretion of the Compensation Committee.
•	Restricted stock vesting: Restriction periods on grants of restricted stock automatically lapse upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 55. The value of such restricted stock is reflected in the “Outstanding Equity Awards at December 31, 2006” table above. As of December 31, 2006, Mr. Cathcart and Mr. Harrison were the only Named Executive Officers who had attained 10 years of service and age 55.

•	Stock option vesting: Upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 55, unvested options continue to vest according to the schedule in effect prior to retirement and, once vested, remain exercisable until earlier of expiration or the five-year anniversary of the Named Executive Officer’s retirement date. All such options are reflected in the “Stock Option Vesting” column of the table under the heading “Quantification of Compensation Payable upon Change in Control” below. As of December 31, 2006, Mr. Cathcart and Mr. Harrison were the only Named Executive Officers who had attained 10 years of service and age 55.

•	Certain benefits upon a change in control described under the heading “Change in Control Agreements” below.

•	Certain payments under an employment agreement with Mr. Cathcart as described under the heading “Employment Severance Agreement” below.
Change in Control Agreements
          We have entered into agreements with our key corporate executives and business division leaders (including all Named Executive Officers) that provide for contingent benefits upon a change in control. These agreements are intended to provide for continuity of management upon a change in control. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control. If, following such a change in control, the executive officer is involuntarily terminated for any reason, other than for disability or for cause, or if such executive officer terminates his or her employment for good reason, then the executive officer is entitled to certain severance payments.
Under these agreements, a “change in control” is deemed to have occurred if:
•	any person is or becomes the beneficial owner of securities representing 20% or more of our outstanding shares of common stock or combined voting power;

•	a majority of our board of directors changes in a manner that has not been approved by at least two-thirds of the incumbent directors or successor directors nominated by at least two-thirds of the incumbent directors;

•	we consummate a merger, consolidation or share exchange with any other entity (or the issuance of voting securities in connection with a merger, consolidation or share exchange) which our shareholders have approved and in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or

•	we consummate a plan of complete liquidation or dissolution or an agreement for the sale or disposition by of all or substantially all of our assets which our shareholders have approved.

Under these agreements, the term “cause” means:
•	engaging in intentional conduct that causes us demonstrable and serious financial injury;

•	conviction of a felony; or

•	continuing willful and unreasonable refusal by an officer to perform his or her duties or responsibilities.
Under these agreements, the term “good reason” means:
•	a breach of the agreement by us;

•	any reduction in an officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits;

•	an officer’s removal from, or any failure to reelect or reappoint him or her to serve in, any of the positions held with us on the date of the change in control or any other positions to which he is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer’s employment for cause or by reason of disability;

•	a good faith determination by an officer that there has been a material adverse change in his or her working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him or her, those in effect at any time while employed after the change in control, including but not limited to a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within ten days after receipt of notice thereof;

•	relocation of an officer’s principal place of employment to a location more than 35 miles from his or her principal place of employment on the date 180 days prior to the change in control;

•	imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he was required to travel during the 180-day period prior to the change in control;

•	our failure to cause a successor to assume an officer’s agreement; or

•	only in the case of the Chief Executive Officer, a voluntary termination for any reason within 30 days following the first anniversary of any change of control.
The benefits under these agreements include:
•	upon any change in control:
•	bonus awards for the year in question to be paid at target under the MIP or, in the case of the Named Executive Officers, under the EOPP (1);

•	immediate vesting of all unvested stock options and termination of all restrictions on shares issued under the Omnibus Stock Incentive Plan, without regard to the Plan’s forfeiture provisions (1);

•	reimbursement of any excise taxes triggered by payments to the executive; and
(1)	Benefits pursuant to these compensation plans are also applicable to all other participants.
•	upon termination of the executive by us other than for death, disability or cause or by the executive for good reason, after a change in control:
•	severance payable upon termination in an amount equal to 300% (for the Chief Executive Officer) or 250% (for our other executive officers and other key leaders) of annual base salary plus the greater of the executive’s target bonus for the year in question or bonus received in the prior year;

•	replacement coverage for company-provided group medical, dental and life insurance policies for up to three years;

•	the cost of an executive search agency not to exceed 10% of the executive’s annual base salary;

•	the accelerated accrual and vesting of benefits under the SERP (for those executives who have been made participants of such plan); and

•	up to $15,000 in fees and expenses of consultants and legal or accounting advisors.
          In the case of each Named Executive Officer, the agreement also requires the executive to devote his or her best efforts to us or our successor during the three-year period, to maintain the confidentiality of our information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with us or our successor.

Change in Control Provisions of Incentive Plans
          The EOPP also contains provisions that apply in the event of a change in control. For the year in which a change in control occurs, awards for such year are determined by using the participants’ annual base salary as in effect immediately before the change in control and by assuming the performance goals for that year have been attained at target levels. Such awards must be paid to the participant within 10 days of the change in control. In addition, certain requirements are modified or eliminated, including the requirement that a participant remain employed through the end of the applicable incentive period, completion of an annual audit, review and approval by the Compensation Committee. The EOPP also includes a provision that eliminates the Compensation Committee’s discretion to reduce awards.
          The Omnibus Stock Incentive Plan provides that, upon a change in control:
•	all outstanding options granted under the Plan that are unvested become fully vested; and

•	all restrictions applicable to outstanding shares of restricted stock granted under the Plan shall automatically lapse and any dividends declared but unpaid with respect to such restricted stock shall be paid to the executive within ten days of the date of the change of control.
Quantification of Compensation Payable upon Change in Control
          The amount of compensation payable to each Named Executive Officer upon a change of control and termination of the executive by us other than for death, disability or cause or by the executive for good reason after a change in control is shown below. The amounts shown assume that such termination was effective as of December 31, 2006, and thus are estimates of the amounts that would be paid out to the executives upon a change in control or their termination following a change in control. The actual amounts to be paid out can only be determined at the time of such change in control or executive’s separation.

								Total: Change in
	Cash	Stock	Restricted		Outplace-	Legal &		Control Followed by	Total: Change in
	Termination	Option	Stock	Cash	ment	Accounting	Medical, Dental,	Termination	Control
Executive	Payment (1)	Vesting (2)	Vesting (2)	Bonus (2)	(1)	Advisors (1)	Life Insurance (1)	(1)	(2)
Randall J. Hogan	$7,087,500	$852,000	$7,971,330	$1,417,500	$50,000	$15,000	$36,069	$17,429,399	$10,240,830
David D. Harrison	$2,000,466	$312,411	$1,992,550	$355,638	$44,455	$15,000	$24,723	$4,745,243	$2,660,599
Michael V. Schrock	$2,323,355	$249,926	$3,550,115	$350,057	$50,000	$15,000	$33,438	$6,571,891	$4,150,098
Richard J. Cathcart	$2,475,000	$249,926	$1,751,304	$495,000	$49,500	$15,000	$35,373	$5,071,102	$2,496,230
Louis L. Ainsworth	$1,494,761	$198,806	$1,106,002	$218,216	$36,369	$15,000	$25,092	$3,094,246	$1,523,024

(1)	Triggered only upon a change of control and a termination of the executive officer by us other than for death, disability or cause or by the executive for good reason.

(2)	Triggered solely upon a change of control.
The amounts above assume that:
•	our Common Stock was valued at $31.40, the closing market price for our Common Stock on December 29, 2006 (the last day the NYSE was open for trading during our most recently completed fiscal year);

•	for purposes of determining whether any excise tax is triggered, we would be able to overcome any presumption that stock option and restricted stock grants in 2006 were made in contemplation of a change in control pursuant to regulations promulgated under Internal Revenue Code;

•	outplacement services and legal and accounting advisor fees are the maximum possible under the change in control agreements for each executive officer, except for Mr. Hogan, for which outplacement services are assumed to be $50,000; and

•	medical, dental and life insurance coverage will continue for three years after termination at the current cost per year for each executive.
     Under these assumptions, upon any change in control or termination, there would have been no enhanced payments to any Named Executive Officers under the SERP, the Restoration Plan or the Pension Plan, nor would any Named Executive Officer have been entitled to any excise tax gross-up.
Employment Severance Agreement
          We entered into an Employment Agreement with Richard J. Cathcart, our Vice Chairman, in 2001. The Employment Agreement provides that if Mr. Cathcart’s employment is terminated at any time prior to his normal retirement date (as determined under the primary defined benefit pension plan applicable to Mr. Cathcart), then Mr. Cathcart is entitled to receive certain severance benefits unless he is terminated due to intentional misconduct, felony conviction or willful and unreasonable refusal to perform his duties and responsibilities. At age 62, but prior to age 63, he is entitled to an amount equal to his annual cash compensation (assuming a termination date of December 31, 2006, this amount would have been $495,000), and from age 63 on there is no cash payment amount. The amount of this payment is subject to reduction if the average performance of the Water Technologies segment (or any other segment for which Mr. Cathcart has responsibility during the applicable period) for the three fiscal years preceding termination does not meet the specified criteria (assuming a termination date of December 31, 2006, the reduction would have been 50%). Upon termination, assuming a termination date of December 31, 2006, Mr. Cathcart would have been entitled to receive outplacement services in the amount of $49,500; medical benefits in the amount of $32,428; full vesting in the accrued benefit under the SERP, the Restoration Plan and the Pension Plan (assuming a lump-sum benefit paid to Mr. Cathcart at age 65) with a present value of $3,477,000; plus any additional benefits he would have received if employment had continued until age 62, as set forth in the table above under the heading “Pension Benefits.” In addition, the agreement provides for the vesting of restricted stock awards and stock options in the amounts set forth in the corresponding columns of the “Quantification of Compensation Payable upon Change in Control” table above, as well as payment of outstanding performance-based awards in a manner consistent with our then-current policy for executives. Upon death or disability, Mr. Cathcart is entitled to accrued cash compensation, including accrued benefits under the EOPP. The Employment Agreement also contains a covenant against competition by Mr. Cathcart for one year following his last day of employment with us.
DIRECTOR COMPENSATION
          We use a combination of cash and equity-based incentive compensation to attract and retain qualified directors. Compensation of our directors reflects our belief that a significant portion of directors’ compensation should be tied to long-term growth in shareholder value.
          Our employees who are directors, Mr. Hogan and Mr. Cathcart, are not and will not be separately compensated for service as a member of the Board.
          In 2006, as in 2005, non-employee directors were compensated as set forth below.
Annual Retainers
          Annual retainers for non-employee directors’ service on the Board and Board Committees are as follows:

Board Retainer	$40,000
Lead Director Supplemental Retainer	20,000
Audit Committee Chair Supplemental Retainer	20,000
Compensation Committee Chair Supplemental Retainer	5,000
Audit Committee Retainer	9,000
Other Committee Retainer (per committee)	4,000

Attendance Fees
          For Board meetings, we paid each director $2,000 for personal attendance and $500 for attendance by telephone (or video conference). For committee meetings lasting less than two hours, we paid directors $1,500 for personal attendance ($2,000 for committee Chairs), and $500 for attendance by telephone (or video conference). For committee meetings lasting longer than two hours, we paid the directors $2,500 ($3,000 for committee Chairs) for personal attendance and $1,000 for attendance by telephone (or video conference). We paid each director $2,000 to attend our management’s annual strategic planning meeting.
Deferred Compensation
          Under the current Compensation Plan for Non-Employee Directors, our non-employee directors may elect to defer payment of all or a portion of their annual retainer and meeting fees in the form of share units. The value of a share unit is equal to the market value of a share of Common Stock. Share units carry no voting or investment power. We currently match 15% of the amount of the annual retainer that is deferred. A portion of our directors’ fees also may be paid directly in the form of share units under the equity compensation provisions of the Plan; however, no director was paid in that manner in 2006.
Stock Ownership Guidelines
          Within five years after election, non-employee directors are expected to acquire and hold our Common Stock or stock equivalents having a value equal to five times the annual retainer for non-employee directors.
Stock Option Plan
          The Outside Directors Nonqualified Stock Option Plan (the “Stock Option Plan”) provides for a one-time initial grant to non-employee directors of options to purchase 10,000 shares of Common Stock and an automatic annual grant to non-employee directors of options to purchase 10,000 shares of Common Stock. The Stock Option Plan offers alternative forms of payment of the exercise price, including tendering of previously owned Common Stock or surrender of other options to purchase Common Stock. No option granted under the Plan may extend for a period of more than 10 years from the date of the grant and no option exercise price may be less than the current market price of Common Stock on the date of award of such option. One-third of the options granted to each recipient become exercisable on each of the first three anniversaries of the date of grant. If a director exercises the stock option during the first five years of the option term by tendering Common Stock, we can grant to the director a Reload Option. The Reload Option may be exercised during the remaining term of the original stock option period. The Reload Option exercise price is equal to the market price per share on the date the shares are tendered. As of December 14, 2006, we no longer grant options with a reload feature to our directors.
          We granted options to purchase 10,000 shares of Common Stock to each of our eight non-employee directors on February 21, 2006, at an exercise price of $38.88. In addition, we granted Mr. Meozzi Reload Options for 12,771 shares in 2006.

Director Compensation Table
     The table below summarizes the compensation that we paid to non-employee directors for the fiscal year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
				Change in
				Pension Value
				and Deferred
	Fees Earned or	Stock	Option	Compensation	All Other
	Paid in Cash	Awards	Awards	Earnings	Compensation	Total
Name (1)	($)(2)	($)	($)(3)	($)	($)	($)0

Glynis A. Bryan	$76,500	$0	$116,281	$0	$0	$192,781
Barbara B. Grogan	$96,800	$0	$110,589	$0	$0	$207,389
Charles A. Haggerty	$117,300	$0	$110,589	$0	$0	$227,889
David A. Jones	$86,200	$0	$114,644	$0	$0	$200,844
Augusto Meozzi	$94,450	$0	$245,363	$0	$0	$339,813
Ronald L. Merriman	$111,535	$0	$114,942	$0	$0	$226,477
William T. Monahan	$106,050	$0	$110,589	$0	$0	$216,639
Karen E. Welke	$85,500	$0	$110,589	$0	$0	$196,089

(1)	Randall Hogan, our Chief Executive Officer, and Richard Cathcart, our Vice Chairman, are not included in this table as they are our employees and receive no compensation for their services as directors. The compensation received by Messrs. Hogan and Cathcart as our employees during and for 2006 is shown in the Summary Compensation Table on page 24.

(2)	The directors deferred receipt of 2006 cash compensation in the form of share units under the Compensation Plan for Non-Employee Directors as follows:

			Number of Deferred
			Share Units Held
			Under Compensation
			Plan for
		Share Units	Non-Employee
		Purchased with 2006	Directors as of
Name	2006 Fees Deferred	Deferred Fees	12/31/06 (a)
Glynis A. Bryan	$0	0	2,384
Barbara B. Grogan	$96,800	2,948	42,620
Charles A. Haggerty	$117,300	3,567	54,259
David A. Jones	$86,200	2,634	7,529
Augusto Meozzi	$94,450	2,877	31,330
Ronald L. Merriman	$12,085	367	855
William T. Monahan	$65,550	1,968	20,537
Karen E. Welke	$0	0	30,395

(a)	Includes all share units deferred in all years of service as a director and all additional share units credited as a result of reinvestment of dividend equivalents.

(3)	On February 21, 2006, each non-employee director received a stock option award with a grant date fair value of $114,869 (10,000 shares). The amount in column (d) above reflects the dollar amount we recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R) (disregarding the estimate of forfeitures related to service-based vesting). Based on this methodology, the amounts in column (d) may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2007. As of December 31, 2006, each Director has the following number of options outstanding: Glynis A. Bryan: 40,000; Barbara B. Grogan: 71,600; Charles A. Haggerty: 48,079; David A. Jones: 40,000; Augusto Meozzi: 46,856; Ronald L. Merriman: 30,000; William T. Monahan: 60,000; and Karen E. Welke: 65,100.

SECURITY OWNERSHIP
          The following table contains information concerning the beneficial ownership of our Common Stock as of March 5, 2007, by each director, by each executive officer listed in the Summary Compensation Table, and by all directors and executive officers as a group. Based on filings with the SEC, we know of no person who beneficially owned more than 5% of our Common Stock as of December 31, 2006.

			Right to
Name of	Common	Share	Acquire within	Restricted	ESOP		Percent of
Beneficial Owner	Stock(a)	Units(b)	60 days(c)	Stock(d)	Stock(e)	Total	Class(f)
Louis L. Ainsworth	91,172	0	282,253	30,292	1,580	405,297

Glynis A. Bryan	0	2,543	29,999	0	0	32,542

Richard J. Cathcart	98,273	0	283,766	53,671	3,978	439,688

Barbara B. Grogan	9,097	43,421	61,599	0	0	114,117

Charles A. Haggerty	75,591	55,191	38,078	0	0	168,860

David D. Harrison (g)	111,274	0	300,454	0	807	412,535

Randall J. Hogan	261,663	0	1,507,874	221,273	960	1,991,770	2.0%

David A. Jones	0	8,092	29,999	0	0	38,091

Augusto Meozzi	14,235	31,971	36,855	0	0	83,061

Ronald L. Merriman	1,000	920	19,999	0	0	21,919

William T. Monahan	11,000	20,986	49,999	0	0	81,985

Michael V. Schrock	31,067	0	286,696	115,481	960	434,204

Karen E. Welke	19,527	30,539	55,099	0	0	105,165

Directors and executive officers as a group (18 persons)	838,309	193,663	3,387,479	566,501	24,432	5,010,385	4.5%

(a)	Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares. Beneficial ownership of an immaterial number of shares held by spouses has been disclaimed in some instances. Randall J. Hogan has pledged 99,072 shares of the number set forth above as collateral for certain third-party indebtedness. David D. Harrison has pledged 20,000 shares of the number set forth above as collateral for certain third-party indebtedness. Amounts listed do not include 943,140 shares held by the Pentair, Inc. Master Trust for various pension plans sponsored by us or by our subsidiaries. The Trust Investment Committee of such Master Trust included Randall J. Hogan, David D. Harrison, Frederick S. Koury and Michael G. Meyer. Although these individuals could be deemed under applicable SEC rules to “beneficially own” all of the shares held by these pension plans because of their shared voting and investment power with respect to those shares, they disclaim beneficial ownership of such shares.

(b)	Represents share units held under the Compensation Plan for Non-Employee Directors. No director has voting or investment power related to these share units.

(c)	Represents stock options exercisable within 60 days from March 5, 2007.

(d)	Restricted shares issued pursuant to incentive plans as to which the beneficial owner has sole voting power but no investment power.

(e)	Represents shares owned as a participant in the ESOP. As of March 5, 2007, Fidelity Management Trust Company (“Fidelity”), the Trustee of the ESOP, held 3,108,335 shares of Common Stock (3.1%). Fidelity disclaims beneficial ownership of all shares. The ESOP participants have the right to direct the Trustee to vote their shares, although participants have no investment power over such shares. The Trustee, except as otherwise required by law, votes the shares for which it has received no direction from participants, in the same proportion on each issue as it votes those shares for which it has received voting directions from participants.

(f)	Less than 1% unless otherwise indicated.

(g)	Mr. Harrison retired as an employee effective February 28, 2007, and is no longer our Executive Vice President and Chief Financial Officer as of that date.

PROPOSAL 2
Proposal to Amend our Articles of Incorporation
to Adopt a Majority Voting Standard for the Election of Directors
     On December 14, 2006, the Board, in its continuing review of corporate governance matters, determined that it is in our best interests and in the best interests of our shareholders to amend our Articles of Incorporation to adopt a majority voting standard in elections of directors.
     Since 1985, our directors have been elected by majority vote as provided in our By-Laws. Our Articles of Incorporation have always been silent regarding the vote required for the election of directors.
     Recently, the Minnesota legislature amended the Minnesota Business Corporations Act to provide that directors of each company incorporated under Minnesota law will be elected by plurality vote unless the company’s articles of incorporation provided otherwise. Under a plurality voting standard, a director nominee who receives the most “for” votes is elected, and votes not cast and votes cast to withhold authority to vote on the nominee’s election have no impact on the election. Under a majority voting standard, a director nominee must receive more “for” votes than votes withheld or not cast in order to be elected to the Board. The proposed amendment represents the Board’s desire to revert to the standard for elections of directors that was in effect from 1985 until the recent change in Minnesota law.
     The Board believes it is in the best interests of the shareholders to amend Section 6 of Article I of our Articles of Incorporation to adopt a majority voting standard for the election of directors. The text of the resolution that the shareholders are being asked to approve is as follows:
RESOLVED, the first sentence of Section 1, Article XI of the Second Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following: “The business of this Corporation shall be managed by a Board of Directors who shall be elected by a majority vote of all votes cast at any meeting of the shareholders.”
     The current and proposed text of the section of our Articles of Incorporation to be amended is attached to this Proxy Statement as Appendix B.
     If the shareholders approve Proposal 2, then the amendment to our Articles of Incorporation would become effective upon the filing of an executed amendment with the Secretary of State of Minnesota. We would file this executed amendment promptly following the Annual Meeting.
     This proposal will not affect the election of directors under Proposal 1 for this year. Directors will be elected under the currently effective plurality voting standard.
     If approved, this amendment could have the effect of making the election of a director more difficult in contested elections. Under our Articles of Incorporation and governing law, the Board would continue to have the right to fill any vacant seat on the Board, including any vacancy caused by the failure of any director nominee to be elected by a majority vote. As noted on page 8 of this Proxy Statement, our Articles of Incorporation provide that any Board-appointed director must stand for election at the next annual meeting of shareholders. The change to a majority voting standard is not being proposed for the purpose of making contested director elections more difficult or in response to any known efforts by any person to propose a director nominee for election to our Board. Rather, the proposed amendment represents the Board’s desire to revert to the standard for director elections that was in effect from 1985 until the recent change in Minnesota law.
VOTE REQUIRED
     Because Proposal 2 would amend our Articles of Incorporation, this proposal requires the affirmative vote of the holders of at least 60% of the outstanding shares entitled to vote. In addition, the proposal must not receive a negative vote from holders of more than 25% of the outstanding voting shares. Abstentions and broker non-votes are counted neither as votes in favor of the proposal with respect to the 60% approval requirement nor as negative votes with respect to the 25% disapproval limitation.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
Proposal to Amend our Articles of Incorporation and our By-Laws
to Provide for the Election of up to Eleven Directors
     On December 14, 2006, the Board unanimously determined that it is in our best interests and in the best interests of our shareholders to amend our Articles of Incorporation and our By-Laws to fix the size of the Board at eleven members.
     Section 1 of Article XI of our Articles of Incorporation and Section 1 of Article II of our By-Laws currently provide that the Board consists of ten directors. The number of directors was increased from nine to eleven at the 1996 Annual Meeting and was fixed at ten at the 2002 Annual Meeting. The Board currently has ten members. Mr. Meozzi and Ms. Welke have indicated their intent to retire following the Annual Meeting. Assuming all director nominees are elected, there will be ten members of the Board immediately following the Annual Meeting.
     The Board believes it is in the best interests of the shareholders to amend Section 1 of Article XI of our Articles of Incorporation to fix the number of directors at eleven and to delete the provision of Section 1, Article II of our By-Laws that fixes the number of our directors at ten. The text of the resolutions that the shareholders are being asked to approve is set forth below:
RESOLVED, the second sentence of Section 1, Article XI of the Second Restated Articles of Incorporation is hereby deleted in its entirety and replaced with the following: “The number of directors is hereby fixed at eleven (11).”
RESOLVED, the second sentence of Section 1, Article II of the Third Amended and Superseding By-Laws is hereby deleted in its entirety.
     The current and proposed text of the sections of the Second Amended and Restated Articles of Incorporation and the Third Amended and Superseding By-Laws to be amended is set forth in Appendix C.
     The Board believes that it is desirable to fix the number of directors at eleven. The Board believes that, as we continue to grow, we would benefit from a Board that has a greater breadth of skills and experience. The ability to elect a larger Board also will enhance the likelihood of continuity and stability in its composition and, therefore, in the strategic plans and long-term policies adopted by the Board. Although this change could have the effect of deterring a change in management in certain circumstances, we are not proposing these changes for that purpose or in response to any known efforts by any person to acquire us or to bring about a change in control.
     If the shareholders approve Proposal 3, then the amendment to the Articles of Incorporation would become effective upon the filing of an executed amendment with the Secretary of State of Minnesota. We intend to file this executed amendment promptly following the Annual Meeting. The amendment to the By-Laws would become effective upon approval by the shareholders.
VOTE REQUIRED
     Because Proposal 3 would amend our Articles of Incorporation and our By-Laws, this proposal requires the affirmative vote of the holders of at least 60% of the outstanding shares entitled to vote. In addition, the proposal must not receive a negative vote from holders of more than 25% of the outstanding voting shares. Abstentions and broker non-votes are counted neither as votes in favor of the proposal with respect to the 60% approval requirement nor as negative votes with respect to the 25% disapproval limitation.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4
Addition of Sexual Orientation to our Written Non-Discrimination Policy
          Trillium Asset Management Corporation has notified us that it intends to present the following proposal for consideration at the Annual Meeting. We will provide the address of such shareholder and the number of shares it holds to any shareholder promptly upon receipt of an oral or written request addressed to our Secretary. The proposed resolution and supporting shareholder statement are followed by a statement of opposition and a recommendation from our Board. We accept no responsibility for the proposed shareholder resolution and supporting statement.
PROPOSED SHAREHOLDER RESOLUTION AND STATEMENT
          WHEREAS: Pentair does not explicitly prohibit discrimination based on sexual orientation in its written employment policy;
Our competitors Donaldson, Dover, Graco, Harsco, Illinois Tool Works, Tecumseh Products, Tennant and Timken Company explicitly prohibit this form of discrimination in their written policies, according to the Human Rights Campaign;
Over 86% of the Fortune 500 companies have adopted written nondiscrimination policies prohibiting harassment and discrimination on the basis of sexual orientation, as have 98% of the Fortune 100 companies, according to the Human Rights Campaign;
We believe that corporations that prohibit discrimination on the basis of sexual orientation have a competitive advantage in recruiting and retaining employees from the widest talent pool;
National public opinion polls consistently find more than three quarters Americans support equal rights in the workplace for gay men, lesbians and bisexuals.
According to a September 2005 survey by Harris Interactive and Witeck-Combs, 57% of heterosexual respondents consider it extremely or very important that a company have a written non-discrimination policy that includes sexual orientation, compared to only 43% in 2002. Additionally, only 47% believe that senior executives at their companies welcome, hire, and encourage a diverse workforce.
A March 2003 Gallup poll found 88% of respondents favored equal opportunity in employment for gays and lesbians.
Minneapolis, San Francisco, Seattle and Los Angeles have adopted legislation restricting business with companies that do not guarantee equal treatment for lesbian and gay employees;
Our company has operations in, and makes sales to institutions in states and cities that prohibit discrimination on the basis of sexual orientation;
Seventeen states, the District of Columbia and 167 cities and counties (including Houston), have laws prohibiting employment discrimination based on sexual orientation, and in Houston, at least 30 major employers have sexual orientation nondiscrimination policies and 25 grant same-sex domestic partner benefits (see www.hrc.org/worknet);
          RESOLVED: The Shareholders request that Pentair amend its written equal employment opportunity policy to explicitly prohibit discrimination based on sexual orientation and to substantially implement the policy.
          SUPPORTING STATEMENT: Employment discrimination on the basis of sexual orientation diminishes employee morale and productivity. Because state and local laws are inconsistent with respect to employment discrimination, our company would benefit from a consistent, corporate wide policy to enhance efforts to prevent discrimination, resolve complaints internally, and ensure a respectful and supportive atmosphere for all employees. Pentair will enhance its competitive edge by joining the growing ranks of companies guaranteeing equal opportunity for all employees.

OUR STATEMENT IN OPPOSITION:
          The Board believes this proposal is unnecessary because we are an equal opportunity employer that is fully committed to complying with all applicable equal employment opportunity laws. The Board believes that our current policies and practices with respect to nondiscrimination fully achieve the objectives of this proposal. Further, the Board believes it is not practical or even possible to list all categories on which to prohibit discrimination. The Board believes that such an effort would only divert our resources and management time and attention from the overall goal of a truly non-discriminatory workplace.
          Our Code of Conduct and written employment policies prohibit discrimination on the basis of age, race, gender, national origin, religion, physical or mental disability or any other legally protected personal characteristic, and mirror the non-discrimination categories of federal law. Our nondiscrimination policy applies to all areas of employment, including, but not limited to, hiring and recruitment, training, promotion, employee benefits and compensation and termination of employment. As such, the Board believes that our current policies and practices fully achieve the objective of this proposal.
          We recognize the value of a diverse workforce and are dedicated to ensuring that the benefits that a diverse workforce provides maximize the full potential of our employees, customers, vendors and communities. We continually strive to maintain a diverse workforce that meets the needs of our customers and the communities where our customers and employees work and live.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 4.

PROPOSAL 5
Issuance of a Sustainability Report to Shareholders
          Calvert Asset Management Company, Inc. has notified us that it intends to present the following proposal for consideration at the Annual Meeting. We will provide the address of such shareholder and the number of shares it holds to any shareholder promptly upon receipt of an oral or written request addressed to our Secretary. The proposed resolution and supporting shareholder statement are followed by a statement of opposition and a recommendation from our Board. We accept no responsibility for the proposed shareholder resolution and supporting statement.
PROPOSED SHAREHOLDER RESOLUTION AND STATEMENT
          WHEREAS: Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to generate incremental financial returns, be more stable in turbulent economic and political conditions, and enjoy long-term business success.
Mainstream financial companies are seeking tools to understand the links between sustainability performance and capital markets. According to research consultant Innovest, major investment firms including ABN-AMRO, Schroders, T. Rowe Price, and Legg Mason subscribe to information on companies’ social and environmental practices to help make investment decisions.
Sustainability refers to endeavors that meet present needs without impairing the ability of future generations to meet their own needs. It includes “encouraging long lasting social well being in communities where [companies] operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities, and non-governmental organizations), and responding to their specific and evolving needs, thereby securing a long-term ‘license to operate,’ superior customer and employee loyalty, and ultimately superior financial returns.” (Dow Jones Sustainability Group)
In 2005, approximately 2045 companies globally produce reports on sustainability issues. (www.corporateregister.com)
Pentair competes internationally, and global expectations regarding sustainability reporting are increasing. The European Commission recommends corporate sustainability reporting, and listed companies in Australia, South Africa and France are required to provide investors with information on their social and environmental performance.
Companies increasingly recognize that transparency and dialogue about sustainability are elements of business success. According to General Electric’s 2006 Corporate Citizen Report, “The strength of reputation, trust in brand and governance, and the ability to perform as a good corporate citizen, all impact GE’s valuation and shape the perception of the Company’s worth.... At GE, we believe the essence of corporate citizenship is the ability to link integrity and performance so tightly and on so many levels that good corporate citizenship is simply a part of who we are, what we do, and the results we achieve. Good citizenship sets a challenging goal—high performance and high integrity.”
          RESOLVED: Shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by October 31, 2007.
          SUPPORTING STATEMENT: The report should include Pentair’s definition of sustainability, as well as a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability. We recommend that Pentair use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“The Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights and labor communities. The Guidelines provide guidance on report content, including performance on direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility. The Guidelines provide a flexible reporting system that allows the omission of content that is not relevant to company operations. According to GRI, upwards of 1000 organizations around the world report using GRI, including 3M, Intel, Starbucks, and Microsoft.

OUR STATEMENT IN OPPOSITION:
          We recognize the importance of our social and environmental practices, as well as our economic performance, to our shareholders. Wherever we operate, we have been, and will continue to be, committed to upholding and abiding by all laws and regulations that govern our operations, to treating all of our employees with dignity, fairness and respect, to protecting the health and safety of our employees, to protecting the environment and to enhancing the quality of life in all of the communities in which we operate. We are committed to being a good corporate citizen everywhere we operate and believe that the requirement of creating an annual sustainability report is not only unnecessary but would be overly burden our resources and our management’s time and attention.
          We believe that our conduct and its reputation are among our most valuable assets. We are committed to the practice of promoting and enforcing good ethics and conduct by our officers, directors and employees. In that regard, we maintain our Code of Conduct that represents the core of our business philosophy and values and defines how we expect our officers, directors and employees to conduct themselves. All of our officers, directors and employees are expected to read carefully and adhere to the policies set forth in the Code of Conduct. The Code of Conduct covers many sustainability issues, including such topics as Protecting the Environment, Legal Obligations and Compliance, Conflicts of Interest, Diversity, Safety, and Accurate and Honest Reporting. A copy of the Code of Conduct is readily available to all shareholders and others at our website, www.pentair.com, under “Corporate Information” — “Code of Conduct.”
          In addition, we make numerous disclosures on social and environmental issues, as well as economic performance, in our public available filings with the SEC, in press releases, in our annual reports to shareholders and otherwise.
          Our track record demonstrates that we work hard to be a good corporate citizen wherever we operate. This includes our promotion of social, environmental and economic issues. We have made and will continue to make information about our efforts in these areas available to the public. In light of these facts, the Board believes that conducting a special annual review of social, environmental and economic issues and preparing an additional report to shareholders on the subject as the proposal requests is unnecessary and would not be an effective use of corporate resources. The time and expense involved in preparing such a report would detract from the focus on our business and operations and would not provide benefits commensurate with the human and financial burden of such a report at this time.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

PROPOSAL 6
The Ratification of Appointment of Deloitte & Touche LLP
as our Independent Registered Public Accounting Firm for 2007
     At its February 26, 2007 meeting, our Audit Committee approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2007. We are seeking the shareholders’ ratification of such action. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will make another appointment effective for the subsequent fiscal year. Even if the shareholders ratify the appointment, the Audit Committee, in its discretion, may select a new independent auditor at any time that it believes such change would be in our best interests in the best interests of our shareholders.
     We expect that representatives of Deloitte & Touche LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions.

EACH OF THE BOARD AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE
“FOR” PROPOSAL 6.

AUDIT COMMITTEE DISCLOSURE
Audit Committee Pre-approval Policy
     The Audit Committee reviews and approves the external auditor’s engagement and audit plan, including fees, scope, staffing and timing of work. In addition, the Audit Committee Charter limits the types of non-audit services that may be provided by the independent auditor. Any permitted non-audit services to be performed by the independent auditor must be pre-approved by the Audit Committee after the Committee is advised of the nature of the engagement and particular services to be provided. The Committee pre-approved audit fees and all permitted non-audit services of the independent auditor in 2006. Responsibility for this pre-approval may be delegated to one or more members of the Committee; all such approvals, however, must be disclosed to the Audit Committee at its next regularly scheduled meeting. The Audit Committee may not delegate authority for pre-approvals to management.
Service Fees Paid to the Independent Registered Public Accounting Firm
          We engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) to provide various audit, audit-related, tax and other permitted non-audit services to us during fiscal year 2006. Their expenses for these services were as follows (in thousands):

			2006	2005
a	)	Audit fees, including aggregate fees for the audits of our annual financial statements and the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements, statutory audits and review of SEC filings	$3,634	$3,343
b	)	Audit-related fees, with respect to acquisitions and divestitures, employee benefit plan audits, accounting research and certain other attest services	85	395

		Total audit and audit-related fees	3,719	3,738

c	)	Tax fees, relating to tax consulting and tax return assistance	1,123	1,176
d	)	All other fees relating to miscellaneous services	—	72

		Total fees paid to Deloitte Entities	$4,842	$4,986

AUDIT COMMITTEE REPORT
     In connection with the financial statements for the fiscal year ended December 31, 2006, the Audit Committee has:
(1)	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2006, with management,

(2)	discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, and

(3)	received the written disclosure and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche LLP its independence.
     Based upon these reviews and discussions, the Audit Committee recommended to the Board at the February 27, 2007, meeting of the Board that our audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Board has approved this inclusion.
THE AUDIT COMMITTEE
Ronald L. Merriman, Chair
Glynis A. Bryan
Augusto Meozzi
Karen E. Welke

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Our executive officers, directors and 10% shareholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of these reports to us.
     We have reviewed of copies of reports furnished to us, or written representations that no reports were required. Based solely on these reports, we believe that during 2006 our executive officers and directors complied with all such filing requirements.
SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
     The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our 2008 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the SEC is November 26, 2007. A shareholder who otherwise intends to present business at the 2008 Annual Meeting must comply with the requirements set forth in our By-Laws. The By-Laws state, among other things, that to bring business before an annual meeting, a shareholder must give written notice that complies with the By-Laws to our Secretary not less than 45 days nor more than 70 days prior to the first annual anniversary of the date when we first mailed our proxy statement to shareholders in connection with the immediately preceding annual meeting. Accordingly, we must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 by February 10, 2008. If the notice is received after February 10, 2008, then the notice will be considered untimely and we are not required to present such proposal at the 2008 Annual Meeting. If the Board chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2008 Annual Meeting, then the persons named in the proxies solicited by the Board for the 2008 Annual Meeting may exercise discretionary voting power with respect to such proposal. Shareholder proposals should be sent to us at our principal executive offices: 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary.
OTHER BUSINESS
     Our management does not know of any other matter to be presented for action at the Annual Meeting. However, if any other matter should be properly presented at the Annual Meeting, the persons named in the proxy accompanying this Proxy Statement intend to vote the proxy in accordance with their best judgment.
2006 ANNUAL REPORT ON FORM 10-K
     Any shareholder wishing to review, without charge, a copy of our 2006 Annual Report on Form 10-K (without exhibits) filed with the SEC should write to us at our principal executive offices: 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary.
REDUCE DUPLICATE MAILINGS
          To reduce duplicate mailings, we are now sending only one copy of any proxy statement or annual report to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address.
          If you wish to receive separate copies of each proxy statement and annual report please notify us by writing or calling Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary, Telephone: (763) 545-1730 or (800) 328-9626.
          If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple proxy statements and annual reports. To discontinue duplicate mailings, notify us by writing or calling Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary, Telephone: (763) 545-1730 or (800) 328-9626.

Appendix A
PENTAIR, INC.
CORPORATE GOVERNANCE PRINCIPLES
Selection and Composition of the Board
1) Board Membership Criteria
The Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. Recognizing that the contribution of the Board will depend not only on the character and capacities of the Directors taken individually, but also on their collective strengths, the Board should be composed of:
a.	Directors chosen with a view to bringing to the Board a variety of experience and background;

b.	Directors who will form a central core of business executives with financial expertise;

c.	Directors who have substantial experience outside the business community — in the public, academic or scientific communities, for example;

d.	Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies;

e.	At least one Director who has the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission; and

f.	A majority of Directors who are Independent (as defined below).
The Governance Committee and the full Board believe the following minimum qualifications must be met by a Director nominee to be recommended by the Governance Committee to the full Board:
a.	each Director should be chosen without regard to sex, race, religion or national origin.

b.	each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

c.	each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

d.	each Director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

e.	each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

f.	each Director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency and be committed to enhancing long-term shareholder value.
2) Selection and Orientation of New Directors
The Board itself is responsible for selecting its own members and recommending them for election by the shareholders. The Board delegates the screening process involved to the Governance Committee, which recommends to the Board the names of qualified candidates to be nominated for election or re-election as Directors in accordance with the criteria set forth in these Corporate Governance Principles and the Governance Committee Charter. The Board and the Company have implemented an orientation process for new Directors that includes background material, meetings with senior management and visits to Company facilities.
The Governance Committee will consider persons recommended by shareholders to become nominees for election as Directors in accordance with the criteria set forth in these Corporate Governance Principles. Recommendations for consideration by the Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by shareowners.
3) Extending the Invitation to a Potential Director to Join the Board
The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and Chief Executive Officer of the Company, together with an independent director, when appropriate.
Board Leadership
4) Selection of Chairman and Chief Executive Officer
The By-Laws of the Company permit the Chairman of the Board and the Chief Executive Officer to be the same or different persons. The Board is free to make this choice in any way that the Board deems to be in the best interests of the Company and its shareholders.
Therefore, the Board does not have a policy, one way or the other, on whether or not the role of the Chairman of the Board and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the non-employee Directors or be an employee.
Board Composition and Performance
5) Size of the Board
The Board is limited to ten members by the By-Laws of the Company. The consensus of the Board is that this is an appropriate size. Any change to the size of the Board would require an amendment to the By-Laws of the Company in such a way that shareholder approval of that change would be required.
6) Mix of Management and Independent Directors
At least a majority of the Board shall be Independent Directors. The Board believes that management should encourage executive officers to understand that Board membership is not necessary or a prerequisite to any higher management position in the Company. Executive officers other than the Chief Executive Officer currently attend portions of Board meetings on a regular basis even though they are not members of the Board.
7) Board Definition of What Constitutes Independence for Directors
For a Director to qualify as “Independent”:
a.	The Board of Directors must affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company) that would prevent the Director from acting independently of management of the Company, taking into account all relevant facts and circumstances. The Board shall consider both from the standpoint of the Director and from the standpoint of the persons or organizations with which the Director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

b.	Presently and within the immediately preceding three (3) year period:

(i)	the Director shall not be or have been an employee of the Company or any affiliate of the Company, other than as interim CEO or Chairman; an Immediate Family Member shall not be an executive officer of the Company or any affiliate of the Company;

(ii)	the Director shall not be or have been affiliated with or employed by a present or former (during the immediately preceding three (3) year period) internal or external auditor of the Company; an Immediate Family Member shall not be or have been affiliated with or employed in a professional capacity by a present or former (during the immediately preceding three (3) year period) internal or external auditor of the Company;

(iii)	neither the Director nor an Immediate Family Member shall be or have been employed (during the immediately preceding three (3) year period) as an executive officer of another company where an executive officer of the Company serves on the compensation committee of such other company;

(iv)	the Director shall not be an executive officer or an employee of another company (A) that accounts for at least $1 million or two percent (2%), whichever is greater, of the Company’s consolidated gross revenues or (B) for which the Company accounts for at least $1 million or two percent (2%), whichever is greater, of such other company’s consolidated gross revenues; an Immediate Family member shall not be an executive officer of another company (A) that accounts for at least $1 million or two percent (2%), whichever is greater, of the Company’s consolidated gross revenues or (B) for which the Company accounts for at least $1 million or two percent (2%), whichever is greater, of such other company’s consolidated gross revenues; or

(v)	neither the Director nor an Immediate Family Member shall receive or have received more than $100,000 per year during the immediately preceding three (3) year period in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation, so long as such compensation is not contingent in any way on continued service).
c.	For purposes of the independence determination,

“Immediate Family Member” includes a Director’s spouse, parents, children, siblings, mothers and father-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone who shares the same home as such Director (other than domestic employees).

“Company” includes any parent or subsidiary in a consolidated group with the Company.”
8) Former Chairman/Chief Executive Officer’s Board Membership
The Board believes this is a matter to be decided in each individual instance. When a Chairman of the Board or Chief Executive Officer resigns from that position, he or she shall submit his or her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter to be determined by the Governance Committee and the Board. A former Chairman or Chief Executive Officer serving on the Board will not be considered an independent Director.
9) Directors Who Change Their Present Job Responsibility
When a Director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the Director shall tender a letter of resignation for the Governance Committee to consider. The Committee will review whether the new occupation, or retirement, of the Director is consistent with the specific rationale for originally selecting that individual and the guidelines for Board membership. The Committee will recommend to the Board any action to be taken in connection therewith.
All Directors are encouraged to limit the number of other boards (excluding non-profits) on which they serve, taking into account potential board attendance, participation and effectiveness on these boards. In order to permit more effective participation by every Director, the Board has determined to limit the number of Boards of Directors on which any Director may sit to four Boards in addition to the Company’s. All Directors shall advise the Chief Executive Officer, the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting an invitation to serve on another board or the audit committee of another board. The Company will review any potential conflicts of interest or other matters that may affect the Director’s independence and advise the Chairman of the Governance Committee as to the results of the review. The Chairman of the Governance Committee will confirm suitability of the proposed directorship or audit committee membership with the Director prior to his or her acceptance of the position. If a Director desires to accept a position on the Board or the audit committee of another public company, that Director must confirm to the Board of the Company that he or she has the time and the capability, notwithstanding the new position, to fulfill his or her responsibilities as a Director of the Company.
10) Term Limits
The Board has not adopted term limits for non-employee Directors.
11) Election of Directors Following Appointment
The Board may, but need not, appoint Directors at any time to fill vacancies on the Board. Pentair’s Articles of Incorporation require that each appointed Director must stand for election at the next succeeding annual meeting of shareholders for the remaining term of the class of Directors to which he or she was appointed.
12) Retirement Age
A Director must retire at the first annual meeting of the Company’s shareholders immediately following such Director’s 70th birthday.
13) Board Compensation and Stock Ownership Guidelines
It is appropriate for the staff of the Company to report once a year to the Governance Committee the status of the Pentair Board compensation in relation to its peers and the targeted comparable companies. As part of a Director’s total compensation and to create a direct linkage with corporate performance, the Board believes that a meaningful portion of a Director’s compensation should be provided and held in stock options and/or common stock units. Within five years after election, Directors are expected to acquire and hold Company stock or stock equivalents having a value equal to five times the annual retainer for Directors.
Compensation for non-employee Directors and Committee chairpersons shall be consistent with the market practices of other reasonably comparable companies, but shall not be at a level or in a form that would call into question the Board’s objectivity. Directors who are employees of the Company will receive no additional compensation for serving as a Director of the Company.
Changes in Board compensation, if any, should come at the suggestion of the Governance Committee, but with full discussion and concurrence by the Board.
14) Executive Sessions of Independent Directors
The non-management Directors of the Board will meet in Executive Session at each regular meeting of the Board and as needed at each special meeting of the Board. If the non-management Directors include directors who are not Independent Directors, then the Independent Directors will meet at least once a year in Executive Session including only Independent Directors. Executive Sessions will be chaired by the Lead Director selected by the Board.
15) Assessing the Board’s Performance
The Governance Committee is responsible to report annually to the Board an assessment of the Board’s performance. In addition, each Committee is responsible to report annually to the Board an assessment of that Committee’s performance. These assessments will be discussed with the full Board, which will evaluate whether the Board and its committees are functioning effectively. This should be done following the end of each fiscal year and at the same time as the report on Board membership criteria.
These assessments should be of the Board’s contribution as a whole and specifically review areas in which the Board and/or the management believes a better contribution could be made in order to increase the effectiveness of the Board.
16) Director Continuing Education
All Directors are encouraged to attend appropriate director continuing education programs. The fees for such programs, and reasonable travel and out-of-pocket expenses, will be paid by the Company to the extent not paid or reimbursed by any other organization.

Responsibilities of the Board
17) Responsibilities and Duties
The primary responsibility of the Board is to oversee the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. Directors are expected to attend all scheduled meetings of the Board and the Committees on which they serve and all meetings of shareholders. In addition to its general oversight of management, the Board (either directly or through its committees) also performs a number of specific functions, including:
a.	Representing the interests of the Company’s shareholders in maintaining and enhancing the success of the Company’s business, including optimizing long-term returns to increase shareholder value;

b.	Selecting, evaluating and compensating a well-qualified Chief Executive Officer of high integrity, and overseeing Chief Executive Officer succession planning;

c.	Providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

d.	Reviewing, approving and interacting with senior management with respect to the Company’s fundamental financial and business strategies and major corporate actions, including strategic planning, management development and succession, operating performance and shareholder returns;

e.	Assessing major risks facing the Company and reviewing options for their mitigation;

f.	Ensuring processes are in place for maintaining the integrity of the Company, the integrity of its financial statements, the integrity of its compliance with law and ethics, the integrity of its relationships with customers and suppliers and the integrity of its relationships with other stakeholders; and

g.	Providing general advice and counsel to the Chairman of the Board, Chief Executive Officer and other senior management personnel.
19) Board Access to Independent Advisors
The Board and each committee are authorized to retain and consult with independent advisors, as is necessary and appropriate, without consulting management.
19) Shareholder Communications with Directors
Shareholders and other interested parties may communicate with the full Board, non-management Directors as a group or individual Directors, including the Lead Director, if any, or the Director who chairs Executive Sessions, by providing such communication in writing to the Company’s Secretary, who will directly provide such communication to the full Board or specified Directors, as the case may be.
Board Relationship to Senior Management
20) Regular Attendance of Non-Directors at Board Meetings
Senior management non-Board members may attend the meetings of the Board at its discretion. In addition, the Board may request the attendance of other individuals as necessary or appropriate.
21) Board Access to Senior Management
Board members have complete access to the Company’s management. Board members will use their judgment to be sure that this contact is not distracting to the business operation of the Company.

Furthermore, the Board encourages the management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.
Meeting Procedures
22) Selection of Agenda Items for Board Meetings
The Chairman of the Board will establish the agenda for each Board meeting in consultation with the Lead Director. Each Board member is free to request the inclusion of additional items on the agenda.
23) Board Materials Distributed in Advance
Information and data that is important to the Board’s understanding of the business will be distributed in writing to the Board before the Board meets with reasonable time provided for review.
24) Board Presentations
As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board members are adequately informed and prepared and discussion time focused on questions that the Board has about the material.
Committee Matters
25) Number, Structure and Independence of Committees
From time to time, the Board may want to form a new committee or disband a current Committee depending upon the circumstances. The current four committees are Audit and Finance, Compensation, Governance, and International. The Audit and Finance, Compensation and Governance committees shall be composed solely of Independent Directors.
26) Assignment and Rotation of Committee Members
The Governance Committee is responsible, after consultation with the Chairman of the Board and with consideration of the desires of individual Board members, for the assignment of Board members to various committees.
It is the sense of the Board that consideration should be given to rotating Committee members periodically, but the Board does not believe that such a rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Director’s committee membership for a longer period.
Any Board member is welcome to attend the meetings of any Committee of the Board, whether or not a member of such Committee.
27) Frequency and Length of Committee Meetings
The Committee Chair, in consultation with committee members, will determine the frequency and length of the meetings of the Committee.
28) Committee Agenda
The Chair of the Committee, in consultation with the appropriate members of the Committee and management, will develop the Committee’s agenda.

Leadership Development
29) Formal Evaluation of the Chairman and the Chief Executive Officer
The Compensation Committee and the other Independent Directors shall make this evaluation annually, and it should be communicated to the Chief Executive Officer by the Chair of the Compensation Committee and the Lead Director. The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, etc. The evaluation will be used by Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.
30) Succession Planning
The Governance Committee and the Chief Executive Officer will provide to the Board an annual report on succession planning.
There should also be available to the Governance Committee Chair and the Lead Director, on a continuing basis, the Chief Executive Officer’s recommendation as a successor should the Chief Executive Officer be unexpectedly disabled. If such a vacancy occurs, the Governance Committee shall recommend a successor, whether interim or permanent, to the Board.
* * *
Nothing in these Corporate Governance Principles is intended to expand the fiduciary duty or other legal obligations of Board members or officers of the Company beyond those provided for under applicable law or regulation.

Appendix B
Proposed Amendment to Article XI, Section 1 of our Articles of Incorporation
ARTICLE XI.
          Section 1. The business of this Corporation shall be managed by a Board of Directors who shall be elected by a majority vote of all votes cast at any meeting of the shareholders ~~who shall be elected at the annual meeting of the shareholders~~. The number of directors is hereby fixed at ten (10). The directors are hereby divided into three classes, each class to consist as nearly as may be of one-third of the number of directors then constituting the whole Board. The term of office of those of the first class shall expire at the annual meeting in 1977. The term of office of the second class shall expire in 1978. The term of office of the third class shall expire in 1979. At each annual election commencing in 1977, the directors elected shall be chosen for a full term of three years to succeed those whose terms then expire. Vacancies on the Board of Directors may be filled by the remaining directors and each person so elected shall be a director until his successor is elected at an annual meeting of shareholders or at a special meeting duly called therefor.

B-1

Appendix C
Proposed Amendment to Article XI, Section 1 of our Articles of Incorporation
ARTICLE XI.
          Section 1. The business of this Corporation shall be managed by a Board of Directors who shall be elected at the annual meeting of shareholders. The number of directors is hereby fixed at ~~ten (10)~~ eleven (11). The directors are hereby divided into three classes, each class to consist as nearly as may be of one-third of the number of directors then constituting the whole Board. The term of office of those of the first class shall expire at the annual meeting in 1977. The term of office of the second class shall expire in 1978. The term of office of the third class shall expire in 1979. At each annual election commencing in 1977, the directors elected shall be chosen for a full term of three years to succeed those whose terms then expire. Vacancies on the Board of Directors may be filled by the remaining directors and each person so elected shall be a director until his successor is elected at an annual meeting of shareholders or at a special meeting duly called therefor.
Proposed Amendment to Section 1, Article II of our Third Amended and Superseding By-Laws
ARTICLE II.
          Section 1. General Powers; Number of Directors; Classification. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, except as otherwise permitted by statute.  ~~The Board of Directors shall consist of ten (10) directors, who need not be shareholders of the Corporation.~~ The Board of Directors has been divided into three classes, as nearly equal in number as may be, with the terms of office for each class staggered so that the term for only one class expires each year.

C-1

PLEASE SIGN AND RETURN PROMPTLY
TO REDUCE SOLICITATION EXPENSES
PENTAIR, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 3, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC.
     As a participant in the Pentair, Inc. International Employee Stock Purchase and Bonus Plan (Plan), I hereby appoint Randall J. Hogan and Michael V. Schrock, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. allocated to my account in the Plan as of March 5, 2007, at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Thursday, May 3, 2007, at the Cinema Art Theater of the Walker Art Center, 1750 Hennepin Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.
See reverse for voting instructions.

There are two ways to vote your Proxy

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY INTERNET — http://www.eproxy.com/pnr/ — QUICK ««« EASY ««« IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 2, 2007.
• Please have your proxy card available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Pentair, Inc., c/o Shareowner ServicesYSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Internet, please do not mail your Proxy Card

THE BOARD RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE,
“FOR” PROPOSALS 2, 3 AND 6, AND “AGAINST” PROPOSALS 4 AND 5.

1. Election of directors:	01 Glynis A. Bryan 02 William T. Monahan	03 T. Michael Glenn 04 David H.Y. Ho	☐	Vote FOR all nominees (except as marked)	☐	WITHHELD AUTHORITY to vote for all nominees listed

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò		ò
Please fold here

2. To amend our Articles of Incorporation to adopt a majority voting standard for the election of directors.	☐	For	☐	Against	☐	Abstain

3. To amend our Articles of Incorporation and our By-Laws to provide for the election of up to eleven directors.	☐	For	☐	Against	☐	Abstain

4. To vote upon a proposal put forth by one of our shareholders that we add sexual orientation to our written non-discrimination policy.	☐	For	☐	Against	☐	Abstain

5. To vote upon a proposal put forth by one of our shareholders that we issue a sustainability report to shareholders.	☐	For	☐	Against	☐	Abstain

6. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.	☐	For	☐	Against	☐	Abstain

7. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE, “FOR” PROPOSALS 2, 3 AND 6, AND “AGAINST” PROPOSALS 4 AND 5.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

Address Change? Mark Box ☐ Indicate changes below:	Date	, 2007
THIS CARD MUST BE DATED.

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE SIGN AND RETURN PROMPTLY
TO REDUCE SOLICITATION EXPENSES
PENTAIR, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 3, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC.
     The undersigned hereby appoints Randall J. Hogan and Michael V. Schrock, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. held of record by the undersigned on March 5, 2007 at the Annua lMeeting of Shareholders of Pentair, Inc. to be held at 10:00a.m., Thursday, May 3, 2007, at the Cinema Art Theater of the Walker Art Center, 1750 Hennepin Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments there of.
     Furthermore, if I am a participant in the Pentair, Inc. Employee Stock Ownership Plan (Pentair ESOP), I hereby direct Fidelity Management Trust Company as Pentair ESOP Trustee, to vote at the Annual Meeting of Shareholders of Pentair, Inc. to beheld at 10:00a.m., Thursday, May 3, 2007, at the Cinema Art Theater of the Walker Art Center, 1750 Hennepin Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof, all shares of Common Stock of Pentair, Inc. allocated to my account in the Pentair ESOP as of March 5, 2007. I understand that my vote must be received by Wells Fargo Bank, N.A., acting as tabulation agent for the Pentair ESOP Trustee, by April 26, 2007. If it is not received by that date, or if the voting instructions are invalid, the shares held in my account will be voted by Fidelity Management Trust Company, in the same proportion that the other participants direct them to vote shares allocated to their accounts.
See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE — TOOL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
• Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 2, 2007.
• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pnr/ — QUICK ««« EASY ««« IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 2, 2007.

•    Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Pentair, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card

THE BOARD RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE,
“FOR” PROPOSALS 2, 3 AND 6, AND “AGAINST” PROPOSALS 4 AND 5.

1. Election of directors:	01 Glynis A. Bryan 02 William T. Monahan	03 T. Michael Glenn 04 David H.Y. Ho	☐	Vote FOR all nominees (except as marked)	☐	WITHHELD AUTHORITY to vote for all nominees listed

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò		ò
Please fold here

2. To amend our Articles of Incorporation to adopt a majority voting standard for the election of directors.	☐	For	☐	Against	☐	Abstain

3. To amend our Articles of Incorporation and our By-Laws to provide for the election of up to eleven directors.	☐	For	☐	Against	☐	Abstain

4. To vote upon a proposal put forth by one of our shareholders that we add sexual orientation to our written non-discrimination policy.	☐	For	☐	Against	☐	Abstain

5. To vote upon a proposal put forth by one of our shareholders that we issue a sustainability report to shareholders.	☐	For	☐	Against	☐	Abstain

6. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.	☐	For	☐	Against	☐	Abstain

7. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE, “FOR” PROPOSALS 2, 3 AND 6, AND “AGAINST” PROPOSALS 4 AND 5.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

Address Change? Mark Box ☐ Indicate changes below:	Date	, 2007
THIS CARD MUST BE DATED.

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE SIGN AND RETURN PROMPTLY TO REDUCE SOLICITATION EXPENSES
PENTAIR, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 3, 2007
     The undersigned hereby appoints Randall J. Hogan and Michael V. Schrock, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. held of record by the undersigned on March 5, 2007, at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Thursday, May 3, 2007, at the Cinema Art Theater of the Walker Art Center, 1750 Hennepin Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.
THE BOARD RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE, “FOR” PROPOSALS 2, 3 and 6, AND “AGAINST” PROPOSALS 4 AND 5.
1.	ELECTION OF DIRECTORS:

☐ FOR all nominees listed below except those I have struck by a line through their names.

☐ WITHHOLD AUTHORITY to vote for all nominees listed below.

01 Glynis A. Bryan	02 William T. Monahan	03 T. Michael Glenn	04 David H. Y. Ho
(continued on reverse side)

(continued from reverse side)

2. To amend our Articles of Incorporation to adopt a majority voting standard for the election of directors.	☐	For	☐	Against	☐	Abstain

3. To amend our Articles of Incorporation and our By-Laws to provide for the election of up to eleven directors.	☐	For	☐	Against	☐	Abstain

4. To vote upon a proposal put forth by one of our shareholders that we add sexual orientation to our written non-discrimination policy.	☐	For	☐	Against	☐	Abstain

5. To vote upon a proposal put forth by one of our shareholders that we issue a sustainability report to shareholders.	☐	For	☐	Against	☐	Abstain

6. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.	☐	For	☐	Against	☐	Abstain

7. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE, “FOR” PROPOSALS 2, 3 AND 6, AND “AGAINST” PROPOSALS 4 AND 5.
The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF PENTAIR, INC.

Signature

Signature if held jointly

Dated:	, 2007

THIS CARD MUST BE DATED.

(Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)